PHILLIPS EDISON & COMPANY®

Supplemental Disclosure

Quarter Ended June 30, 2022

Grocery Centered.
Community **Focused.**

Kroger
FOOD & PHARMACY
STOP

Publix
FOOD & PHARMACY

SAFEWAY

Stop&Shop
welcome

SPROUTS
FARMERS MARKET
NATURAL
FOODS

Phillips Edison & Company	2

Introductory Notes

SUPPLEMENTAL INFORMATION
Phillips Edison & Company, Inc. (“we,” the “Company,” “our,” “us,” or "PECO") is one of the nation’s largest owners and operators of omni-channel grocery-anchored neighborhood shopping centers. The enclosed information should be read in conjunction with our filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, our Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under Generally Accepted Accounting Principles (“GAAP”).

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS
This supplemental disclosure contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental disclosure. Such statements include, in particular, statements about the Company’s plans, strategies, and prospects, are based on the current beliefs and expectations of the Company’s management, and are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated. These risks include, without limitation: (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) competition from other available properties and the attractiveness of properties in the Company’s portfolio to its tenants; (v) the financial stability of tenants, including, without limitation, the ability of tenants to pay rent; (vi) the Company’s ability to pay down, refinance, restructure, or extend its indebtedness as it becomes due; (vii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (viii) potential liability for environmental matters; (ix) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (x) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax, and other considerations; (xi) changes in tax, real estate, environmental, and zoning laws; (xii) information technology security breaches; (xiii) the Company’s corporate responsibility initiatives; (xiv) the loss of key executives; (xv) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (xvi) the economic, political, and social impact of, and uncertainty relating to, the COVID-19 pandemic; (xvii) the Company's ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (xviii) the loss or bankruptcy of the Company’s tenants; (xix) to the extent the Company is seeking to dispose of properties, its ability to do so at attractive prices or at all; (xx) the impact of inflation on the Company and its tenants; and (xxi) any of the other risks included in the Company’s SEC filings. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods.

Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2021 Annual Report on Form 10-K, filed with the SEC on February 16, 2022, which is accessible on the SEC’s website at www.sec.gov. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this supplement to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting such forward-looking statements.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES
In addition to GAAP measures, this supplemental disclosure contains and refers to certain non-GAAP measures. We do not consider our non-GAAP measures included in our Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of our financial performance as they may not reflect the operations of our entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of our liquidity, nor as an indication of funds available to cover our cash needs, including our ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, our non-GAAP measures may not be comparable to other REITs. Reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures are included in this supplemental disclosure on pages 16-20 and definitions of our non-GAAP measures are included in our Glossary of Terms on page 59.

Phillips Edison & Company	3

Introductory Notes

PRO RATA FINANCIAL INFORMATION
We may present our consolidated financial information inclusive of our prorated portion owned through unconsolidated joint ventures. The presentation of pro rata financial information has limitations as an analytical tool, which include but are not limited to: (i) amounts shown on individual line items were calculated by applying our overall economic ownership interest percentage determined when applying the equity method of accounting, and may not represent our legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other REITs may use different methodologies for calculating their pro-rata interest. Accordingly, pro-rata financial information should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP.

REVERSE STOCK SPLIT
We effected a one-for-three reverse stock split effective on July 2, 2021. In addition, we effected a corresponding reverse split of our Operating Partnership’s OP units. As a result of the reverse stock and OP unit split, every three shares of our common stock and OP units were automatically combined and converted into one issued and outstanding share of common stock or OP unit, as applicable, rounded to the nearest 1/100th share or OP unit. The reverse stock and OP unit splits impacted all classes of common stock and OP units proportionately and had no impact on any stockholder’s or limited partner’s percentage ownership of all issued and outstanding common stock or OP units. Unless otherwise indicated, the information in this supplement gives effect to the reverse stock and OP unit splits.

CLASS B COMMON STOCK
Our stockholders approved an amendment to our charter (the "Articles of Amendment") that effected a change of each share of our common stock outstanding at the time the amendment became effective into one share of a newly created class of Class B common stock (the "Recapitalization"). The Articles of Amendment became effective upon filing with, and acceptance by, the State Department of Assessments and Taxation of Maryland on July 2, 2021.
Our Class B common stock was identical to our common stock except that it was not listed on a national securities exchange. Per the terms of the Recapitalization, on January 18, 2022, each share of our Class B common stock automatically converted into one share of our listed common stock.
On May 5, 2022, we filed Articles Supplementary to our charter with the Maryland State Department of Assessments and Taxation in order to reclassify and designate all of the 350 million authorized shares of our Class B common stock, $0.01 par value per share, all of which were unissued at such time, as shares of our common stock, $0.01 par value per share. We no longer have Class B common stock authorized for issue.
Unless otherwise indicated, all information in this supplemental disclosure gives effect to the Recapitalization and references to "shares" and per share metrics refer to our common stock and Class B common stock, collectively.

Phillips Edison & Company	4

FINANCIAL RESULTS
Quarter Ended June 30, 2022

Earnings Release Unaudited

Phillips Edison & Company Reports
Second Quarter 2022 Results and
Raises Core FFO Guidance

CINCINNATI - August 4, 2022 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of grocery-anchored omni-channel neighborhood shopping centers, reported net income attributable to stockholders of $13.5 million, or $0.12 per diluted share, for the three months ended June 30, 2022.

Highlights for the Second Quarter Ended June 30, 2022
•Nareit FFO totaled $71.1 million, or $0.55 per diluted share
•Core FFO totaled $71.8 million, or $0.56 per diluted share
•Same-center NOI increased 4.3% versus the second quarter ended June 30, 2021
•Leased portfolio occupancy as of June 30, 2022 increased to a record-high 96.8%
•Comparable new and renewal rent spreads were 39.0% and 14.4%, respectively
•Acquired one grocery-anchored shopping center and one outparcel for $68.9 million
•Expanded the capacity of the Company's unsecured revolving credit facility to $800 million from $500 million
•Net debt to annualized adjusted EBITDAre was 5.5x compared to 5.6x at December 31, 2021
•Generated gross proceeds of $90.1 million through the issuance of 2.6 million shares at a weighted-average price of $34.23 per share through the Company’s ATM program, including 0.8 million shares issued after June 30, 2022
•Subsequent to quarter end, established a $250 million share repurchase program

Management Commentary
“The PECO team continues to successfully execute on our growth strategy through acquisitions and strong income growth at our properties,” stated Jeff Edison, chairman and chief executive officer of PECO. “We delivered excellent operational results with same-center NOI growth of 4.3%, combined new and renewal leasing spreads of 20.1%, and record occupancy of 96.8% at the end of the quarter. We are excited about the acquisition of Centennial Lakes, in Minneapolis, MN, a Whole Foods-anchored neighborhood center. Our strong performance and well-positioned balance sheet provide us with the momentum and flexibility to continue to successfully grow our business no matter the macroeconomic environment ahead.”
“Given our accomplishments this quarter, we are raising our guidance for Net Income, Core FFO, and same-center NOI. The PECO team and the strength of our Neighbors continue to drive operating performance beyond our internal expectations. Due to the uncertainty in the capital markets environment, we are updating our 2022 acquisition guidance. As interest costs and inflation headwinds impact the transaction market, we remain cautious with our capital allocation decisions including the timing and volume of our acquisitions to ensure we are acquiring assets that are accretive to financial results and meet our return expectations.”

Financial Results for the Second Quarter and Six Months Ended June 30, 2022
Net Income
Second quarter 2022 net income attributable to stockholders totaled $13.5 million, or $0.12 per diluted share, compared to net income of $5.6 million, or $0.06 per diluted share during the second quarter of 2021.
For the six months ended June 30, 2022, net income attributable to stockholders totaled $23.6 million, or $0.21 per diluted share, compared to net income of $5.7 million, or $0.06 per diluted share for the same period in 2021.

Phillips Edison & Company	6

Earnings Release Unaudited

Nareit FFO
Second quarter 2022 funds from operations attributable to stockholders and operating partnership (“OP”) unit holders as defined by Nareit (“Nareit FFO”) increased 18.8% to $71.1 million, or $0.55 per diluted share, from $59.9 million, or $0.56 per diluted share, during the second quarter of 2021.
For the six months ended June 30, 2022, Nareit FFO increased 31.8% to $138.2 million, or $1.07 per diluted share, from $104.9 million, or $0.98 per diluted share, during the same period in 2021.
The $11.2 million increase for the second quarter of 2022 was driven by an increase in rental income, realizing $2.5 million of performance income for achieving return hurdles in the Necessity Retail Partners (“NRP”) joint venture, and reduced interest expense due to our lower leverage from a year ago. These amounts were partially offset by higher transaction and acquisition costs in the second quarter of 2022. The decrease in the per diluted share metric was primarily due to an increase in the share count of 18% as a result of PECO’s July 2021 underwritten IPO.
The $33.3 million increase for the six months ended June 30, 2022 was driven by an increase in rental income and reduced interest expense, partially offset by higher transaction and acquisition costs in the current year. Results were additionally driven by $2.7 million of performance income from the NRP joint venture, as well as a reduction in non-cash expense as a result of the final settlement of the earn-out liability with the issuance of 1.6 million OP units in January 2022.

Core FFO
Second quarter 2022 core funds from operations (“Core FFO”) increased 11.8% to $71.8 million, or $0.56 per diluted share, compared to $64.3 million, or $0.60 per diluted share, during the second quarter of 2021.
For the six months ended June 30, 2022, Core FFO increased 13.0% to $144.4 million, or $1.12 per diluted share, from $127.8 million, or $1.19 per diluted share, during the same period in 2021.
Results for both periods were driven by increased rental income as a result of the Company’s portfolio expansion, increased occupancy, improved average base rent per square foot, as well as lower interest costs. The decrease in the per diluted share metrics was primarily due to an increase in the share count of 18% as a result of PECO’s July 2021 underwritten IPO.

Same-Center NOI
Second quarter 2022 same-center net operating income (“NOI”) increased 4.3% to $89.7 million compared to $86.0 million during the second quarter of 2021.
For the six months ended June 30, 2022, same-center NOI increased 5.5% to $179.3 million from $169.9 million during the six months ended June 30, 2021.
Results for both periods were driven by a $0.37 increase in average base rent per square foot and an improvement in average occupancy, offset by reduced out-of-period recoveries in 2022 when compared to the same year-ago period.

Portfolio Overview for the Second Quarter and Six Months Ended June 30, 2022
Portfolio Statistics
As of June 30, 2022, PECO’s wholly-owned portfolio consisted of 269 properties, totaling approximately 30.9 million square feet, located in 31 states. This compared to 272 properties, totaling approximately 30.8 million square feet, located in 31 states as of June 30, 2021.
Leased portfolio occupancy increased to 96.8% at June 30, 2022 compared to 94.7% at June 30, 2021.
Anchor occupancy increased to 98.7% at June 30, 2022 compared to 96.8% at June 30, 2021, and inline occupancy increased to 93.2% at June 30, 2022 compared to 90.6% at June 30, 2021.

Phillips Edison & Company	7

Earnings Release Unaudited

Leasing Activity
During the second quarter of 2022, 265 leases (new, renewal, and options) were executed totaling 1.6 million square feet. This compared to 298 leases executed totaling 1.4 million square feet during the second quarter of 2021.
During the six months ended June 30, 2022, 509 leases (new, renewal, and options) were executed totaling 2.4 million square feet. This compared to 614 leases executed totaling 2.8 million square feet during the same year-ago period.
Comparable rent spreads during the second quarter of 2022, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 39.0% for new leases, 14.4% for renewal leases (excluding options), and 20.1% combined (new and renewal leases only).
Comparable rent spreads during the six months ended June 30, 2022 were 36.6% for new leases, 14.6% for renewal leases (excluding options), and 16.2% combined (new and renewal leases only).

Acquisition & Disposition Activity
During the second quarter of 2022, one property and one outparcel were acquired for $68.9 million. During the same period, one property and two outparcels were sold for $15.0 million. Second quarter 2022 grocery-anchored shopping center acquisitions included:
•Centennial Lakes, a 198,000 square foot shopping center anchored by Whole Foods in Edina, MN, part of the Minneapolis MSA
During the six months ended June 30, 2022, four properties and one outparcel were acquired for $169.3 million. During the same period, three properties and two outparcels were sold for $28.3 million.

Balance Sheet Highlights as of June 30, 2022
As of June 30, 2022, PECO had $784.4 million of total liquidity, comprised of $43.7 million of cash, cash equivalents, and restricted cash, plus $740.7 million of borrowing capacity available on its $800 million revolving credit facility.
PECO’s net debt to annualized adjusted EBITDAre was 5.5x, compared to 5.6x at December 31, 2021.
PECO’s outstanding debt had a weighted-average interest rate of 3.2%, a weighted-average maturity of 4.9 years, and 86.9% of its total debt was fixed-rate debt.
The Company generated gross proceeds of $90.1 million through the issuance of 2.6 million shares at a weighted-average price of $34.23 per share through the Company’s ATM program, including 0.8 million shares issued after June 30, 2022.

Monthly Stockholder Distributions
For the three months ended June 30, 2022, total distributions of $35.6 million were paid to common stockholders and OP unit holders. Distributions paid in April, May, and June were each $0.09 per share. Subsequent to the quarter end, distributions of $0.09 per share were paid in July and August. PECO has paid, and plans to continue to pay, distributions monthly.
Subsequent to the quarter end, the Board authorized a monthly distribution of $0.09 per share payable in September 2022, to stockholders of record at the close of business on August 15, 2022.

Phillips Edison & Company	8

Earnings Release Unaudited

Updated 2022 Guidance
PECO has updated earnings guidance for the year ending December 31, 2022 to reflect the following:
•Accelerated same-center NOI growth due to favorable leasing activity;
•Favorable bad debt and straight-line rent impacts;
•The issuance to-date of common shares through the Company’s ATM program; and
•Updated acquisition activity and debt transactions

	Updated Full Year 2022 Guidance	Prior Full Year 2022 Guidance
Net income per share	$0.34 - $0.40	$0.29 - $0.35
Nareit FFO per share	$2.09 - $2.15	$2.07 - $2.13
Core FFO per share	$2.19 - $2.25	$2.18 - $2.24
Same-Center NOI growth	3.75% - 4.5%	3.25% - 4.0%

Acquisitions (net of dispositions)	$200 - $300 million	$300 - $400 million
The following table provides a reconciliation of the range of the Company's 2022 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited)	Low End	High End
Net income	$0.34	$0.40
Depreciation and amortization of real estate assets	1.74	1.75
Gain on sale of real estate assets	—	(0.01)
Adjustments related to unconsolidated joint ventures	0.01	0.01
Nareit FFO	$2.09	$2.15
Depreciation and amortization of corporate assets	0.03	0.03
Change in fair value of earn-out liability	0.01	0.01
Loss on extinguishment of debt, net	0.01	0.01
Transactions and other	0.05	0.05
Core FFO	$2.19	$2.25

Jeff Edison summarized the quarter: “Second quarter results highlight the strength of PECO’s focused and differentiated strategy of owning and operating small-format, neighborhood centers anchored by the #1 or #2 grocer in a market which drives high-recurring foot traffic and Neighbor demand and results in superior financial and operating performance. PECO is a growth company positioned to gain share as we target and buy grocery-anchored shopping centers from a target market of 5,800 identified grocery-anchored shopping centers across the U.S. Our investment grade balance sheet, one of the strongest in our sector, and strong cash-flow-generating portfolio support this growth. With our experienced cycle-tested team, integrated operating platform, and grocery-anchored strategy, we are well-positioned to outperform in the future.”

Phillips Edison & Company	9

Earnings Release Unaudited

Conference Call Details
PECO plans to host a conference call and webcast on Friday, August 5, 2022 at 12:00 p.m. Eastern Time to discuss these results. Chairman and Chief Executive Officer Jeff Edison, President Devin Murphy, and Chief Financial Officer John Caulfield will host the presentation.
This call is being webcast live at the Company’s website at https://investors.phillipsedison.com. The webcast is listen-only. A webcast replay will be available approximately one hour after the conclusion of the call using the same link. Those interested in participating in the question-and-answer session should follow the conference call dial-in instructions below.
Participants may register for the call at https://register.vevent.com/register/BI04c758008a6c42b89fcadb125bd3bf59 to receive the dial-in numbers and unique PIN to access the call seamlessly. It is recommended that you join 10 minutes prior to the event start (although you may register and dial in at any time during the call).
For more information on the Company’s financial results, please refer to the Company’s Form 10-Q, filed with the SEC on August 4, 2022 and available on the SEC’s website at www.sec.gov.

Phillips Edison & Company	10

Overview of Results Unaudited, in thousands (excluding per share and per square foot amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

SUMMARY FINANCIAL RESULTS
Total revenues (page 14)	$142,516	$133,070	$284,679	$263,451
Net income attributable to stockholders (page 14)	13,528	5,594	23,607	5,697
Net income per share - basic and diluted (page 14)	$0.12	$0.06	$0.21	$0.06
Same-Center NOI (page 20)	89,689	86,029	179,250	169,937
Adjusted EBITDAre (page 18)	89,234	82,064	179,507	166,929
Nareit FFO (page 16)	71,125	59,893	138,180	104,873
Nareit FFO per share - diluted (page 16)	$0.55	$0.56	$1.07	$0.98
Core FFO (page 16)	71,838	64,258	144,401	127,816
Core FFO per share - diluted (page 16)	$0.56	$0.60	$1.12	$1.19

SUMMARY OF FINANCIAL AND OPERATING RATIOS
Same-Center NOI margin (page 20)	72.8%	72.0%	72.0%	71.4%
Same-Center NOI change (page 20)(1)	4.3%	10.5%	5.5%	4.6%

LEASING RESULTS
Comparable rent spreads - new leases (page 40)(2)	39.0%	18.5%	36.6%	15.3%
Comparable rent spreads - renewals (page 40)(2)	14.4%	8.0%	14.6%	8.0%
Portfolio retention rate	92.1%	85.5%	90.6%	87.2%

			As of June 30,
			2022	2021

OUTSTANDING STOCK AND PARTNERSHIP UNITS
Common stock outstanding			115,782	—
Class B common stock outstanding			—	93,640
Operating Partnership (OP) units outstanding			14,560	13,368

SUMMARY PORTFOLIO STATISTICS(2)
Number of properties			269	272
GLA - all properties (page 42)			30,935	30,778
Leased occupancy (page 36)			96.8%	94.7%
Economic occupancy (page 36)			96.2%	94.1%
Leased ABR PSF (page 36)			$14.06	$13.21
Leased Anchor ABR PSF (page 36)			$9.83	$9.41
Leased Inline ABR PSF (page 36)			$22.66	$21.10
(1)Reflects Same-Center NOI change as initially reported for the specified period.
(2)Statistics represent our wholly-owned properties.

Phillips Edison & Company	11

FINANCIAL SUMMARY
Quarter Ended June 30, 2022

Consolidated Balance Sheets Condensed and Unaudited, in thousands (excluding per share amounts)

	June 30, 2022	December 31, 2021

ASSETS
Investment in real estate:
Land and improvements	$1,623,203	$1,586,993
Building and improvements	3,487,920	3,355,433
In-place lease assets	465,417	452,504
Above-market lease assets	70,842	68,736
Total investment in real estate assets	5,647,382	5,463,666
Accumulated depreciation and amortization	(1,216,331)	(1,110,426)
Net investment in real estate assets	4,431,051	4,353,240
Investment in unconsolidated joint ventures	28,096	31,326
Total investment in real estate assets, net	4,459,147	4,384,566
Cash and cash equivalents	24,657	92,585
Restricted cash	19,030	22,944
Goodwill	29,066	29,066
Other assets, net	162,712	138,050
Real estate investments and other assets held for sale	—	1,557
Total assets	$4,694,612	$4,668,768

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$1,877,107	$1,891,722
Below-market lease liabilities, net	108,323	107,526
Earn-out liability	—	52,436
Derivative liabilities	52	24,096
Deferred income	21,629	19,145
Accounts payable and other liabilities	92,856	97,229
Liabilities of real estate investments held for sale	—	288
Total liabilities	2,099,967	2,192,442
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized as of June 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value per share, 1,000,000 and 650,000 authorized as of June 30, 2022 and December 31, 2021, respectively	1,157	196
Class B common stock, $0.01 par value per share, zero and 350,000 shares authorized as of June 30, 2022 and December 31, 2021, respectively	—	936
Additional paid-in capital	3,341,646	3,264,038
Accumulated other comprehensive income (loss)	8,571	(24,819)
Accumulated deficit	(1,129,151)	(1,090,837)
Total stockholders’ equity	2,222,223	2,149,514
Noncontrolling interests	372,422	326,812
Total equity	2,594,645	2,476,326
Total liabilities and equity	$4,694,612	$4,668,768

Phillips Edison & Company	13

Consolidated Statements of Operations Condensed and Unaudited, in thousands (excluding per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

REVENUES
Rental income	$137,230	$130,335	$275,978	$257,958
Fees and management income	4,781	2,374	7,242	4,660
Other property income	505	361	1,459	833
Total revenues	142,516	133,070	284,679	263,451

OPERATING EXPENSES
Property operating	22,852	21,974	46,172	44,176
Real estate taxes	16,473	16,814	33,964	33,387
General and administrative	11,376	11,937	22,908	21,278
Depreciation and amortization	60,769	56,587	117,995	111,928
Impairment of real estate assets	—	1,056	—	6,056
Total operating expenses	111,470	108,368	221,039	216,825

OTHER
Interest expense, net	(17,127)	(19,132)	(35,326)	(39,195)
Gain on disposal of property, net	2,793	3,744	4,161	17,585
Other expense, net	(1,457)	(2,924)	(5,822)	(18,509)
Net income	15,255	6,390	26,653	6,507
Net income attributable to noncontrolling interests	(1,727)	(796)	(3,046)	(810)
Net income attributable to stockholders	$13,528	$5,594	$23,607	$5,697

EARNINGS PER SHARE OF COMMON STOCK
Net income per share attributable to stockholders - basic and diluted	$0.12	$0.06	$0.21	$0.06

Phillips Edison & Company	14

Consolidated Statements of Operations Condensed and Unaudited, in thousands (excluding per share amounts)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021

REVENUES
Rental income	$137,230	$138,748	$132,711	$128,826	$130,335
Fees and management income	4,781	2,461	3,240	2,435	2,374
Other property income	505	954	1,110	1,073	361
Total revenues	142,516	142,163	137,061	132,334	133,070

OPERATING EXPENSES
Property operating	22,852	23,320	27,130	21,608	21,974
Real estate taxes	16,473	17,491	15,619	16,375	16,814
General and administrative	11,376	11,532	15,915	11,627	11,937
Depreciation and amortization	60,769	57,226	55,604	53,901	56,587
Impairment of real estate assets	—	—	—	698	1,056
Total operating expenses	111,470	109,569	114,268	104,209	108,368

OTHER
Interest expense, net	(17,127)	(18,199)	(18,606)	(18,570)	(19,132)
Gain (loss) on disposal of property, net	2,793	1,368	(1,257)	14,093	3,744
Other expense, net	(1,457)	(4,365)	(8,766)	(7,086)	(2,924)
Net income (loss)	15,255	11,398	(5,836)	16,562	6,390
Net (income) loss attributable to noncontrolling interests	(1,727)	(1,319)	627	(1,929)	(796)
Net income (loss) attributable to stockholders	$13,528	$10,079	$(5,209)	$14,633	$5,594

EARNINGS PER SHARE OF COMMON STOCK
Net income (loss) per share attributable to stockholders - basic and diluted	$0.12	$0.09	$(0.05)	$0.13	$0.06

Phillips Edison & Company	15

Nareit FFO, Core FFO, and Adjusted FFO Unaudited, in thousands (excluding per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS
Net income	$15,255	$6,390	$26,653	$6,507
Adjustments:
Depreciation and amortization of real estate assets	59,849	55,654	116,169	109,995
Impairment of real estate assets	—	1,056	—	6,056
Gain on disposal of property, net	(2,793)	(3,744)	(4,161)	(17,585)
Adjustments related to unconsolidated joint ventures	(1,186)	537	(481)	(100)
Nareit FFO attributable to stockholders and OP unit holders	$71,125	$59,893	$138,180	$104,873

CORE FFO
Nareit FFO attributable to stockholders and OP unit holders	$71,125	$59,893	$138,180	$104,873
Adjustments:
Depreciation and amortization of corporate assets	920	933	1,826	1,933
Change in fair value of earn-out liability	—	2,000	1,809	18,000
Transaction and acquisition expenses	2,035	934	4,080	1,075
Loss on extinguishment or modification of debt and other, net	129	419	1,029	1,110
Amortization of unconsolidated joint venture basis differences	175	79	219	825
Realized performance income(1)	(2,546)	—	(2,742)	—
Core FFO	$71,838	$64,258	$144,401	$127,816

ADJUSTED FFO
Core FFO	$71,838	$64,258	$144,401	$127,816
Adjustments:
Straight-line and non-cash adjustments	(2,963)	(2,256)	(4,395)	(2,938)
Capital expenditures and leasing commissions(2)	(11,898)	(10,894)	(25,674)	(18,208)
Non-cash share-based compensation expense	2,005	3,736	4,238	5,249
Adjustments related to unconsolidated joint ventures	(139)	(168)	(231)	(364)
Adjusted FFO	$58,843	$54,676	$118,339	$111,555

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS AND CORE FFO PER DILUTED SHARE
Weighted-average shares of common stock outstanding - diluted	129,117	107,175	128,857	107,102
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.55	$0.56	$1.07	$0.98
Core FFO per share - diluted	$0.56	$0.60	$1.12	$1.19
(1)Realized performance income includes fees received related to the achievement of certain performance targets in our NRP joint venture.
(2)Excludes development and redevelopment projects.

Phillips Edison & Company	16

Nareit FFO, Core FFO, and Adjusted FFO Unaudited, in thousands (excluding per share amounts)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS
Net income (loss)	$15,255	$11,398	$(5,836)	$16,562	$6,390
Adjustments:
Depreciation and amortization of real estate assets	59,849	56,320	54,585	52,984	55,654
Impairment of real estate assets	—	—	—	698	1,056
(Gain) loss on disposal of property, net	(2,793)	(1,368)	1,257	(14,093)	(3,744)
Adjustments related to unconsolidated joint ventures	(1,186)	705	(604)	776	537
Nareit FFO attributable to stockholders and OP unit holders	$71,125	$67,055	$49,402	$56,927	$59,893

CORE FFO
Nareit FFO attributable to stockholders and OP unit holders	$71,125	$67,055	$49,402	$56,927	$59,893
Adjustments:
Depreciation and amortization of corporate assets	920	906	1,019	917	933
Change in fair value of earn-out liability	—	1,809	7,436	5,000	2,000
Transaction and acquisition expenses	2,035	2,045	2,513	1,775	934
Loss on extinguishment or modification of debt and other, net	129	900	808	1,674	419
Amortization of unconsolidated joint venture basis differences	175	44	262	80	79
Realized performance income(1)	(2,546)	(196)	(675)	—	—
Core FFO	$71,838	$72,563	$60,765	$66,373	$64,258

ADJUSTED FFO
Core FFO	$71,838	$72,563	$60,765	$66,373	$64,258
Adjustments:
Straight-line and non-cash adjustments	(2,963)	(1,432)	(1,944)	(1,866)	(2,256)
Capital expenditures and leasing commissions(2)	(11,898)	(13,776)	(21,162)	(12,639)	(10,894)
Non-cash share-based compensation expense	2,005	2,233	5,826	2,455	3,736
Adjustments related to unconsolidated joint ventures	(139)	(92)	(236)	(183)	(168)
Adjusted FFO	$58,843	$59,496	$43,249	$54,140	$54,676

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS AND CORE FFO PER DILUTED SHARE
Weighted-average shares of common stock outstanding - diluted(3)	129,117	128,503	128,139	122,573	107,175
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.55	$0.52	$0.39	$0.46	$0.56
Core FFO per share - diluted	$0.56	$0.56	$0.47	$0.54	$0.60
(1)Realized performance income includes fees received related to the achievement of certain performance targets in our NRP joint venture.
(2)Excludes development and redevelopment projects.
(3)Restricted stock awards were anti-dilutive during the three months ended December 31, 2021 due to the GAAP net loss, and, accordingly, their impact was excluded from the weighted-average shares of common stock used in the respective per share calculations.

Phillips Edison & Company	17

EBITDAre Metrics Unaudited, in thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

CALCULATION OF EBITDAre
Net income	$15,255	$6,390	$26,653	$6,507
Adjustments:
Depreciation and amortization	60,769	56,587	117,995	111,928
Interest expense, net	17,127	19,132	35,326	39,195
Gain on disposal of property, net	(2,793)	(3,744)	(4,161)	(17,585)
Impairment of real estate assets	—	1,056	—	6,056
Federal, state, and local tax expense	97	165	194	331
Adjustments related to unconsolidated joint ventures	(885)	(535)	134	597
EBITDAre	$89,570	$79,051	$176,141	$147,029

CALCULATION OF ADJUSTED EBITDAre
EBITDAre	$89,570	$79,051	$176,141	$147,029
Adjustments:
Change in fair value of earn-out liability	—	2,000	1,809	18,000
Transaction and acquisition expenses	2,035	934	4,080	1,075
Amortization of unconsolidated joint venture basis differences	175	79	219	825
Realized performance income(1)	(2,546)	—	(2,742)	—
Adjusted EBITDAre	$89,234	$82,064	$179,507	$166,929
(1)Realized performance income includes fees received related to the achievement of certain performance targets in our NRP joint venture.

Phillips Edison & Company	18

EBITDAre Metrics Unaudited, in thousands

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021

CALCULATION OF EBITDAre
Net income (loss)	$15,255	$11,398	$(5,836)	$16,562	$6,390
Adjustments:
Depreciation and amortization	60,769	57,226	55,604	53,901	56,587
Interest expense, net	17,127	18,199	18,606	18,570	19,132
(Gain) loss on disposal of property, net	(2,793)	(1,368)	1,257	(14,093)	(3,744)
Impairment of real estate assets	—	—	—	698	1,056
Federal, state, and local tax expense (income)	97	97	(169)	165	165
Adjustments related to unconsolidated joint ventures	(885)	1,019	(273)	1,107	(535)
EBITDAre	$89,570	$86,571	$69,189	$76,910	$79,051

CALCULATION OF ADJUSTED EBITDAre
EBITDAre	$89,570	$86,571	$69,189	$76,910	$79,051
Adjustments:
Change in fair value of earn-out liability	—	1,809	7,436	5,000	2,000
Transaction and acquisition expenses	2,035	2,045	2,513	1,775	934
Amortization of unconsolidated joint venture basis differences	175	44	262	80	79
Realized performance income(1)	(2,546)	(196)	(675)	—	—
Adjusted EBITDAre	$89,234	$90,273	$78,725	$83,765	$82,064
(1)Realized performance income includes fees received related to the achievement of certain performance targets in our NRP joint venture.

Phillips Edison & Company	19

Same-Center Net Operating Income Unaudited, in thousands

	Three Months Ended June 30,		Favorable (Unfavorable) % Change	Six Months Ended June 30,		Favorable (Unfavorable) % Change
	2022	2021		2022	2021
SAME-CENTER NOI(1)
Revenues:
Rental income(2)	$94,169	$89,516		$188,562	$179,141
Tenant recovery income	28,375	26,818		59,772	56,921
Reserves for uncollectibility(3)	256	2,783		(515)	1,221
Other property income	439	286		1,186	751
Total revenues	123,239	119,403	3.2%	249,005	238,034	4.6%
Operating expenses:
Property operating expenses	18,337	17,043		38,105	35,756
Real estate taxes	15,213	16,331		31,650	32,341
Total operating expenses	33,550	33,374	(0.5)%	69,755	68,097	(2.4)%
Total Same-Center NOI	$89,689	$86,029	4.3%	$179,250	$169,937	5.5%

Same-Center NOI margin	72.8%	72.0%		72.0%	71.4%

(1)Same-Center NOI represents the NOI for the 255 properties that were wholly-owned and operational for the entire portion of all comparable reporting periods.
(2)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(3)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or we deem it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
SAME-CENTER NOI RECONCILIATION TO NET INCOME
Net income	$15,255	$6,390	$26,653	$6,507
Adjusted to exclude:
Fees and management income	(4,781)	(2,374)	(7,242)	(4,660)
Straight-line rental income(1)	(3,319)	(2,970)	(5,128)	(4,392)
Net amortization of above- and below-market leases	(1,078)	(887)	(2,080)	(1,725)
Lease buyout income	(176)	(1,781)	(2,141)	(2,578)
General and administrative expenses	11,376	11,937	22,908	21,278
Depreciation and amortization	60,769	56,587	117,995	111,928
Impairment of real estate assets	—	1,056	—	6,056
Interest expense, net	17,127	19,132	35,326	39,195
Gain on disposal of property, net	(2,793)	(3,744)	(4,161)	(17,585)
Other expense, net	1,457	2,924	5,822	18,509
Property operating expenses related to fees and management income	1,287	1,306	2,357	2,122
NOI for real estate investments	95,124	87,576	190,309	174,655
Less: Non-same-center NOI(2)	(5,435)	(1,547)	(11,059)	(4,718)
Total Same-Center NOI	$89,689	$86,029	$179,250	$169,937
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.

Phillips Edison & Company	20

Joint Venture Portfolio and Financial Summary Unaudited, dollars and square feet in thousands

UNCONSOLIDATED JOINT VENTURE PORTFOLIO SUMMARY

		As of June 30, 2022
Joint Venture	Investment Partner	Ownership Percentage	Number of Shopping Centers	ABR	GLA
Grocery Retail Partners I LLC ("GRP I")	The Northwestern Mutual Life Insurance Company	14%	20	$30,308	2,210

UNCONSOLIDATED JOINT VENTURE FINANCIAL SUMMARY

	As of June 30, 2022
	GRP I		NRP(1)
Total assets	$383,594		$1,184
Gross debt	174,026		—
Pro rata share of debt		24,358		—

	Three Months Ended June 30, 2022		Six Months Ended June 30, 2022
	GRP I	NRP(1)	GRP I	NRP(1)
Pro rata share of Nareit FFO(2)(3)	$703	$(486)	$1,379	$(468)
Pro rata share of NOI(2)	1,012	76	1,998	189
(1)During the second quarter of 2022, the final property in the NRP joint venture was sold, and the outstanding debt balance was repaid. PECO's ownership percentage of the joint venture is 20%.
(2)PECO's shares of our unconsolidated joint ventures' Nareit FFO and NOI results are all calculated based upon the respective ownership percentages presented in Unconsolidated Joint Venture Portfolio Summary table above.
(3)Results for NRP include $2.5 million of performance fees paid to PECO related to the achievement of certain performance targets in the NRP joint venture.

Phillips Edison & Company	21

Supplemental Balance Sheets Detail Unaudited, in thousands

	June 30, 2022	December 31, 2021

OTHER ASSETS, NET
Deferred leasing commissions and costs	$46,592	$44,968
Deferred financing expenses(1)	8,985	4,898
Office equipment, capital lease assets, and other	27,219	24,823
Corporate intangible assets	6,705	6,706
Total depreciable and amortizable assets	89,501	81,395
Accumulated depreciation and amortization	(44,848)	(41,236)
Net depreciable and amortizable assets	44,653	40,159
Accounts receivable, net(2)	34,499	36,762
Accounts receivable - affiliates	630	711
Deferred rent receivable, net(3)	45,068	40,212
Derivative assets	12,698	—
Prepaid expenses and other	14,540	11,655
Investment in third parties	3,000	3,000
Investment in marketable securities	7,624	5,551
Total other assets, net(4)	$162,712	$138,050

ACCOUNTS PAYABLE AND OTHER LIABILITIES
Accounts payable trade and other accruals	$30,412	$30,434
Accrued real estate taxes	28,315	22,833
Security deposits	13,478	12,667
Distribution accrual	876	1,548
Accrued compensation	9,249	16,331
Accrued interest	5,726	6,969
Capital expenditure accrual	4,800	6,443
Accrued income taxes and deferred tax liabilities, net	—	4
Total accounts payable and other liabilities(4)	$92,856	$97,229
(1)Deferred financing expenses per the above table are related to our revolving credit facility, and as such we have elected to classify them as an asset rather than as a contra-liability.
(2)Net of $3.9 million and $3.5 million of general reserves for uncollectible amounts as of June 30, 2022 and December 31, 2021, respectively. Receivables that were removed for Neighbors considered to be non-creditworthy were $7.5 million and $9.2 million as of June 30, 2022 and December 31, 2021, respectively.
(3)Net of $5.1 million and $4.7 million of receivables removed as of June 30, 2022 and December 31, 2021, respectively, related to straight-line rent for Neighbors previously or currently considered to be non-creditworthy.
(4)Excluding amounts related to assets and liabilities held for sale as of June 30, 2022 and December 31, 2021.

Phillips Edison & Company	22

Supplemental Statements of Operations Detail Unaudited, in thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

REVENUES
Rental income(1)	$101,395	$93,628	$202,527	$188,276
Recovery income(1)	31,199	28,311	65,044	60,030
Straight-line rent amortization	3,170	2,893	4,865	4,262
Amortization of lease assets	1,062	877	2,054	1,704
Lease buyout income	177	1,781	2,141	2,578
Adjustments for collectibility(2)(3)	227	2,845	(653)	1,108
Fees and management income	4,781	2,374	7,242	4,660
Other property income	505	361	1,459	833
Total revenues	$142,516	$133,070	$284,679	$263,451
(1)Includes income related to lease payments before assessing for collectibility.
(2)Includes revenue adjustments for non-creditworthy Neighbors.
(3)Contains general reserves but excludes reserves for straight-line rent amortization; includes recovery of previous revenue reserved.

INTEREST EXPENSE, NET
Interest on unsecured term loans and senior notes, net	$9,512	$10,573	$19,428	$21,206
Interest on secured debt	5,147	6,246	10,678	13,026
Interest on revolving credit facility, net	521	207	768	435
Non-cash amortization and other(1)	1,818	1,687	3,423	3,418
Loss on extinguishment or modification of debt and other, net(2)	129	419	1,029	1,110
Total interest expense, net	$17,127	$19,132	$35,326	$39,195
(1)Amortization of debt-related items includes items such as deferred financing expenses, assumed market debt, and derivative adjustments, net.
(2)Includes defeasance fees related to early repayments of debt.

OTHER EXPENSE, NET
Change in fair value of earn-out liability	$—	$(2,000)	$(1,809)	$(18,000)
Equity in net income of unconsolidated joint ventures	1,228	87	1,174	801
Transaction and acquisition expenses	(2,035)	(934)	(4,080)	(1,075)
Federal, state, and local income tax expense	(97)	(165)	(194)	(331)
Other	(553)	88	(913)	96
Total other expense, net	$(1,457)	$(2,924)	$(5,822)	$(18,509)

Phillips Edison & Company	23

Capital Expenditures Unaudited, in thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

CAPITAL EXPENDITURES FOR REAL ESTATE(1)
Capital improvements	$3,025	$2,253	$4,822	$3,101
Tenant improvements	4,664	5,816	11,924	9,557
Redevelopment and development	14,596	7,560	22,590	15,658
Total capital expenditures for real estate	$22,285	$15,629	$39,336	$28,316
Corporate asset capital expenditures	1,167	568	2,085	1,007
Capitalized indirect costs(2)	886	496	1,525	907
Total capital spending activity	$24,338	$16,693	$42,946	$30,230

Cash paid for leasing commissions	$1,811	$2,674	$3,921	$5,491
(1)Includes landlord work.
(2)Amount includes internal salaries and related benefits of personnel who work directly on capital projects as well as capitalized interest expense.

Phillips Edison & Company	24

Active Capital Projects Unaudited, dollars in thousands

Project	Location	Description	Target Stabilization Quarter(1)	Incurred to Date	Future Spend	Total Estimated Costs	Estimated Project Yield

GROUND UP DEVELOPMENT
Point Loomis	Milwaukee, WI	Construction of a 7K SF multi-tenant outparcel 100% leased with Spectrum, Tropical Smoothie Cafe, Dunkin Donuts	Q2 2022	$1,918	$269	$2,187
Shaw's Plaza Raynham	Raynham, MA	Outparcel Ground Lease 100% leased with Popeyes	Q2 2022	726	48	774
Market Walk	Savannah, GA	Construction of a 5K SF multi-tenant outparcel 100% leased with Postal Annex, Hideaway Bar & Grill, L and L Hawaiian BBQ	Q2 2022	1,584	133	1,718
Plaza 23	Pompton Plains, NJ	Construction of a 6K SF multi-tenant outparcel 100% leased with Tropical Smoothie Cafe, Optimum, Just Salads	Q2 2022	2,917	22	2,940
Plaza 23	Pompton Plains, NJ	Construction of a 3K SF single tenant outparcel 100% leased with Popeyes	Q2 2022	1,782	3	1,784
Murphy Marketplace	Murphy, TX	Construction of a 9K SF multi-tenant outparcel 100% leased with Sweetwaters Coffee & Tea, Cinnaholic, America's Best Contacts and Eyeglasses, Buff City Soap	Q3 2022	2,339	147	2,486
New Prague Commons	New Prague, MN	Construction of a 5K SF inline expansion 25% leased with Edward Jones	Q3 2022	1,028	478	1,506
Hilander Village	Roscoe, IL	Construction of a 2K SF single tenant outparcel 100% leased with Starbucks	Q3 2022	1,240	334	1,573
Shoregate Town Center	Willowick, OH	Construction of a 12K SF multi-tenant outparcel 80% leased with Starbucks, Chipotle, Create-A-Space and Be Smoothie.	Q3 2022	3,287	458	3,745
Riverlakes Village	Bakersfield, CA	Construction of a 2K SF single tenant outparcel 100% leased with Starbucks	Q3 2022	814	838	1,652
Cinco Ranch at Market Center	Katy, TX	Land purchase and construction of a 7K SF multi-tenant outparcel 100% leased with Chipotle, Floyd's 99 Barbershop, Cup Bop, and Handel's Ice Cream	Q4 2022	2,433	1,845	4,278
Rivermont Station	Alpharetta, GA	Construction of a 4K SF multi-tenant outparcel 100% leased with Jersey Mikes, Chipotle	Q2 2023	270	1,848	2,119

Total				$20,338	$6,423	$26,762	8%-10%

Phillips Edison & Company	25

Active Capital Projects Unaudited, dollars in thousands

Project	Location	Description	Target Stabilization Quarter(1)	Incurred to Date	Future Spend	Total Estimated Costs	Estimated Project Yield

REDEVELOPMENT
College Plaza	Normal, IL	Remerchandise former Fresh Market with Sierra Trading	Q2 2022	$2,389	$—	$2,389
Alameda Crossing	Avondale, AZ	Purchase and repositioning of single tenant outparcel into multi-tenant. 100% leased with Pacific Dental, Nektar, Rosies Taco Shop	Q2 2022	2,893	65	2,958
Harbour Village	Jacksonville, FL	Remerchandise former Steinmart with Crunch Fitness	Q3 2022	1,165	395	1,560
Sudbury Crossing	Sudbury, MA	Remerchandise former Rite Aid with Goddard School with center updates to water system and facade	Q3 2022	2,498	2,093	4,590
South Oaks Plaza	St. Louis, MO	Remerchandise former Shop N Save with Kloss Furniture	Q3 2022	640	1,487	2,127
Commerce Square	Brownwood, TX	Remerchandise former Beall's with TJ Maxx.	Q4 2022	218	1,244	1,462
Mayfair Village	Hurst, TX	Remerchandise former Steinmart with Ollie's.	Q4 2022	67	725	792
South Oaks Shopping Center	Live Oak, FL	Remerchandise former Publix with Big Lots.	Q4 2022	161	1,034	1,194
Lake Washington Crossing	Melbourne, FL	Demolish and rebuild Publix.	Q2 2023	1,465	5,033	6,499
Rockledge Square	Rockledge, FL	Demolish and rebuild Publix.	Q2 2023	5,053	665	5,718
Loganville Town Center	Loganville, GA	Purchase and repositioning of single tenant outparcel into multi-tenant.	Q2 2023	1,765	1,703	3,469

Total				$18,314	$14,444	$32,758	9%-15%
All Projects Total				$38,652	$20,867	$59,520	10%-12%
(1)The timing of our projects and the targeted stabilization quarter may be impacted by factors outside of our control.

Phillips Edison & Company	26

Capitalization and Debt Ratios Unaudited, in thousands (excluding per share amounts and leverage ratios)

	June 30, 2022	December 31, 2021

EQUITY CAPITALIZATION
Common stock outstanding(1)	115,782	19,550
Class B common stock outstanding	—	93,665
OP units outstanding	14,560	13,389
Total shares and units outstanding	130,342	126,604
Share price	$33.41	$33.04
Total equity market capitalization	$4,354,726	$4,182,996

DEBT
Debt obligations, net	$1,877,107	$1,891,722
Add: Discount on notes payable	7,343	7,680
Add: Market debt adjustments, net	1,472	1,530
Add: Deferred financing expenses, net	9,187	13,150
Total debt - gross	1,895,109	1,914,082
Less: Cash and cash equivalents	24,657	92,585
Total net debt - consolidated	1,870,452	1,821,497
Add: Prorated share from unconsolidated joint ventures	23,943	26,898
Total net debt	$1,894,395	$1,848,395

ENTERPRISE VALUE
Total net debt	$1,894,395	$1,848,395
Total equity market capitalization	4,354,726	4,182,996
Total enterprise value	$6,249,121	$6,031,391

FINANCIAL LEVERAGE RATIOS
Net debt to Adjusted EBITDAre - annualized:
Net debt	$1,894,395	$1,848,395
Adjusted EBITDAre - annualized(2)	341,997	329,419
Net debt to Adjusted EBITDAre - annualized	5.5x	5.6x

Net debt to total enterprise value:
Net debt	$1,894,395	$1,848,395
Total enterprise value	6,249,121	6,031,391
Net debt to total enterprise value	30.3%	30.6%
(1)Excludes 0.8 million shares issued through the ATM subsequent to June 30, 2022.
(2)Adjusted EBITDAre is based on a trailing twelve month period.

Phillips Edison & Company	27

Summary of Outstanding Debt Unaudited, dollars in thousands

	Outstanding Balance	Contractual Interest Rate	Maturity Date	Percent of Total Indebtedness

SECURED DEBT
Individual property mortgages	$146,419	3.5% - 6.4%	2022 - 2031	8%
Secured pool due 2027 (15 assets)	195,000	3.5%	2027	10%
Secured pool due 2030 (16 assets)	200,000	3.4%	2030	11%
Total secured debt	$541,419			29%

UNSECURED DEBT
Revolving credit facility(1)	$48,000	SOFR + 1.2%	2026	3%
Term loan due 2024	100,000	LIBOR + 1.3%	2024	5%
Term loan due 2024	200,000	LIBOR + 1.3%	2024	11%
Term loan due 2024	175,000	LIBOR + 1.3%	2024	9%
Term loan due 2025(1)	240,000	SOFR + 1.3%	2025	13%
Term loan due 2026(1)	240,000	SOFR + 1.3%	2026	13%
Senior unsecured note due 2031	350,000	2.6%	2031	18%
Total unsecured debt	$1,353,000			71%

Finance leases, net	690

Total debt obligations	$1,895,109

Assumed market debt adjustments, net	$(1,472)
Discount on notes payable	(7,343)
Deferred financing expenses, net	(9,187)
Debt obligations, net	$1,877,107

	Notional Amount	Fixed LIBOR

INTEREST RATE SWAPS
Interest rate swap expiring September 2023	255,000	1.3%
Interest rate swap expiring September 2024	200,000	2.2%
Interest rate swap expiring October 2024	175,000	2.2%
Interest rate swap expiring November 2025	125,000	2.9%
Total notional amount	$755,000
(1)Per the related credit agreement, the contractual interest rate adjusts SOFR by 10 basis points, which is included in the interest rate spread.

Phillips Edison & Company	28

Debt Overview and Schedule of Maturities Unaudited, dollars in thousands

	Secured Debt			Unsecured Debt
Maturity Year	Scheduled Mortgage Principal Payments	Mortgage Loans	Secured Portfolio Loans	Unsecured Term Loans	Senior Unsecured Notes	Revolving Line of Credit	Total Consolidated Debt	Pro Rata Share of JV Debt	Total Debt	Weighted-Average Interest Rate(1)
2022	$2,475	$10,706	$—	$—	$—	$—	$13,181	$—	$13,181	4.2%
2023	3,988	43,327	—	—	—	—	47,315	—	47,315	4.7%
2024	2,996	25,129	—	475,000	—	—	503,125	—	503,125	3.1%
2025	1,957	25,924	—	240,000	—	—	267,881	—	267,881	3.7%
2026	1,908	—	—	240,000	—	48,000	289,908	24,358	314,266	3.2%
2027	1,905	3,687	195,000	—	—	—	200,592	—	200,592	3.6%
2028	767	16,604	—	—	—	—	17,371	—	17,371	4.8%
2029	805	—	—	—	—	—	805	—	805	—%
2030	844	—	200,000	—	—	—	200,844	—	200,844	3.4%
2031	560	2,837	—	—	350,000	—	353,397	—	353,397	2.7%
Net debt market adjustments / discounts / issuance costs	—	—	—	—	—	—	(18,002)	(834)	(18,836)	N/A
Finance leases	—	—	—	—	—	—	690	—	690	N/A
Total(2)	$18,205	$128,214	$395,000	$955,000	$350,000	$48,000	$1,877,107	$23,524	$1,900,631	3.2%

			Weighted-Average
	Total Debt	Percent of Total Indebtedness	Effective Interest Rate(1)	Years to Maturity(2)
Fixed rate debt(1)	$1,646,419	85.8%	3.3%	7.0
Variable rate debt	248,000	12.9%	3.0%	3.0
Net debt premiums / issuance costs	(18,002)	N/A	N/A	N/A
Finance leases	690	N/A	N/A	N/A
Total consolidated debt	$1,877,107	98.7%	3.2%	4.9
Pro rata share of JV Debt	24,358	1.3%	3.6%	4.3
Net debt premiums / issuance costs of JV Debt	(834)	N/A	N/A	N/A
Total consolidated + JV debt	$1,900,631	100.0%	3.2%	4.9
(1)Excludes the impact of subsequent debt activity and includes the impact of $755,000 of interest rate swaps with a weighted-average LIBOR swap rate of 2.0%; see detail on previous page.
(2)Excludes the impact of options to extend debt maturities.

Phillips Edison & Company	29

Debt Covenants Unaudited, dollars in thousands

UNSECURED CREDIT FACILITY AND TERM LOANS DUE 2024, 2025, AND 2026
	Covenant	June 30, 2022
LEVERAGE RATIO
Total Indebtedness		$1,918,992
Total Asset Value		$6,177,758
Leverage Ratio	=<60%	31.1%

SECURED LEVERAGE RATIO
Total Secured Indebtedness		$566,467
Total Asset Value		$6,177,758
Secured Leverage Ratio	=<35%	9.2%

FIXED CHARGE COVERAGE RATIO
Adjusted EBITDA		$326,784
Total Fixed Charges		$73,171
Fixed Charge Coverage Ratio	>1.5x	4.47x

MAXIMUM UNSECURED INDEBTEDNESS TO UNENCUMBERED ASSET VALUE
Total Unsecured Indebtedness		$1,365,171
Unencumbered Asset Value		$4,781,404
Unsecured Indebtedness to Unencumbered Asset Value	=<60%	28.6%

MINIMUM UNENCUMBERED NOI TO INTEREST EXPENSE
Unencumbered NOI		$305,599
Interest Expense for Unsecured Indebtedness		$41,003
Unencumbered NOI to Interest Expense	>=1.75x	7.45x

DIVIDEND PAYOUT RATIO
Distributions		$136,298
Funds From Operations		$277,782
Dividend Payout Ratio	<95%	49.1%

SENIOR UNSECURED NOTES DUE 2031
	Covenant	June 30, 2022
AGGREGATE DEBT TEST
Total Indebtedness		$1,906,404
Total Asset Value		$5,626,804
Aggregate Debt Test	<65%	33.9%

SECURED DEBT TEST
Total Secured Indebtedness		$542,109
Total Asset Value		$5,626,804
Secured Debt Test	<40%	9.6%

DEBT SERVICE TEST
Consolidated EBITDA		$346,992
Annual Debt Service Charge		$65,257
Debt Service Test	>1.5x	5.32x

MAINTENANCE OF TOTAL UNENCUMBERED ASSETS
Unencumbered Asset Value		$4,512,384
Total Unsecured Indebtedness		$1,364,294
MAINTENANCE OF TOTAL UNENCUMBERED ASSETS	>150%	331%

Note: Calculations are per covenant definitions as set forth in the applicable debt agreements.

Phillips Edison & Company	30

TRANSACTIONAL SUMMARY
Quarter Ended June 30, 2022

Acquisition Summary Unaudited, dollars in thousands

Date	Property Name	Location	Total GLA	Contract Price	Leased Occupancy at Acquisition	Grocery Anchor
1/14/2022	Cascades Overlook	Sterling, VA	150,843	$60,000	91.0%	Harris Teeter
2/1/2022	Oak Meadows Marketplace	Georgetown, TX	78,841	22,900	92.4%	Randall's
2/14/2022	Shoppes at Avalon	Spring Hill, FL	62,786	17,500	93.3%	Publix
5/13/2022	Centennial Lakes	Edina, MN	198,217	68,642	94.4%	Whole Foods
5/31/2022	Quartz OP	Lancaster, CA	N/A	300	N/A	N/A
Total acquisitions			490,687	$169,342

Weighted-average cap rate(1)		5.7%

Disposition Summary Unaudited, dollars in thousands

Date	Property Name	Location	Total GLA	Contract Price	Leased Occupancy at Disposition	Grocery Anchor
1/12/2022	Barnwell Plaza	Barnwell, SC	73,612	$1,350	N/A	N/A
3/4/2022	Melbourne Village Plaza	Melbourne, FL	127,705	11,975	95.1%	N/A
5/19/2022	Hickory Creek Wells Fargo outparcel	Denton, TX	4,500	2,450	100.0%	N/A
5/26/2022	Barclay Place	Lakeland, FL	84,899	9,300	96.2%	Save-A-Lot
6/23/2022	Hickory Creek Chase Bank outparcel	Denton, TX	4,100	3,267	100.0%	N/A
Total dispositions			294,816	$28,342

Weighted-average cap rate(1)		8.1%

(1) Weighted average cap rates exclude non-income producing assets.

Phillips Edison & Company	32

PORTFOLIO SUMMARY
Quarter Ended June 30, 2022

Wholly-Owned Portfolio Summary Unaudited, dollars and square feet in thousands (excluding per square foot amounts)

As of June 30, 2022

PORTFOLIO OVERVIEW:
Number of shopping centers	269
Number of states	31
Total GLA	30,935
Average shopping center GLA	115
Total ABR	$421,019
Total ABR from necessity-based goods and services(1)	71.4%
Percent of ABR from non-grocery anchors	14.0%
Percent of ABR from inline spaces	52.6%
GROCERY METRICS:
Percent of ABR from omni-channel grocery-anchored shopping centers	97.2%
Percent of ABR from grocery anchors	33.4%
Percent of occupied GLA leased to grocery Neighbors	47.6%
Grocer health ratio(2)	2.4%
Percent of ABR from centers with grocery anchors that are #1 or #2 by sales	88.8%
Average annual sales per square foot of reporting grocers	$636
LEASED OCCUPANCY AS A PERCENTAGE OF RENTABLE SQUARE FEET:
Total portfolio	96.8%
Anchor spaces	98.7%
Inline spaces	93.2%
AVERAGE REMAINING LEASE TERM (IN YEARS):(3)
Total portfolio	4.6
Grocery anchor spaces	4.8
Non-grocery anchor spaces	4.9
Inline spaces	4.0
PORTFOLIO RETENTION RATE:(4)
Total portfolio	92.1%
Anchor spaces	100.0%
Inline spaces	85.3%
AVERAGE ABR PER SQUARE FOOT:
Total portfolio	$14.06
Anchor spaces	$9.83
Inline spaces	$22.66
(1)Inclusive of our prorated portion of shopping centers owned through our unconsolidated joint venture.
(2)Based on the most recently reported sales data available.
(3)The average remaining lease term in years is as of June 30, 2022. Including future options to extend the term of the lease, the average remaining lease term in years for our total portfolio, grocery anchors, non-grocery anchors and inline spaces is 21.0, 31.8, 16.4, and 8.1, respectively.
(4)For the three months ended June 30, 2022.

Phillips Edison & Company	34

Necessity Retail and Services Unaudited

As of June 30, 2022
NECESSITY RETAIL AND SERVICES
Grocery	33.4%
Quick service - restaurant	10.4%
Beauty and hair care	5.1%
Health care services	4.2%
Banks, insurance, and government services	3.8%
Medical/pharmacy	2.7%
Dollar stores	2.3%
Pet supply	1.9%
Hardware/automotive	1.6%
Telecommunications/cell phone services	1.5%
Wine, beer, and liquor	1.4%
Education and training	1.5%
Other Necessity-based	1.6%
Total ABR from Necessity-based goods and services	71.4%

OTHER RETAIL STORES
Soft goods(1)	12.9%
Full service - restaurant	6.8%
Fitness and lifestyle services(2)	5.3%
Other retail(3)	3.6%
Total ABR from other retail stores	28.6%
Total ABR	100.0%
(1)Includes ABR contributions of 2% from each of apparel/shoes/accessories, department stores, and home furnishings Neighbors.
(2)Includes ABR contribution of 3% from fitness Neighbors.
(3)Includes ABR contribution of 1% from entertainment Neighbors.

Phillips Edison & Company	35

Occupancy and ABR Unaudited

	Quarter Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021

OCCUPANCY
Leased Basis
Anchor	98.7%	98.1%	98.1%	97.6%	96.8%
Inline	93.2%	92.6%	92.7%	91.9%	90.6%
Total leased occupancy	96.8%	96.2%	96.3%	95.6%	94.7%

Economic Basis
Anchor	98.1%	97.7%	97.1%	96.6%	96.3%
Inline	92.5%	92.0%	91.9%	90.8%	89.7%
Total economic occupancy	96.2%	95.7%	95.3%	94.7%	94.1%

ABR
Leased Basis - $
Anchor	$197,449	$194,456	$192,613	$185,491	$185,346
Inline	223,570	218,062	212,668	202,781	199,570
Total ABR	$421,019	$412,518	$405,281	$388,272	$384,916

Leased Basis - PSF
Anchor	$9.83	$9.78	$9.70	$9.44	$9.41
Inline	$22.66	$22.33	$21.95	$21.41	$21.10
Total ABR PSF	$14.06	$13.91	$13.71	$13.33	$13.21

Phillips Edison & Company	36

Top 25 Neighbors by ABR Dollars and square footage amounts in thousands

			Number of Locations
	Neighbor	Banners Leased at PECO Centers	Wholly-Owned	Joint Ventures	ABR(1)	% ABR(1)	Leased SF(1)
1	Kroger	Kroger, Ralphs, Smith’s, King Soopers, Fry's Food Stores, Quality Food Centers, Harris Teeter, Pick ‘n Save, Mariano’s, Food 4 Less, Metro Market	55	6	$27,423	6.4%	3,366
2	Publix	Publix	48	9	23,623	5.6%	2,314
3	Albertsons	Albertsons, Safeway, Vons, Jewel-Osco, Shaw's Supermarket, Tom Thumb, United Supermarkets, Market Street United, Randalls	29	2	18,232	4.3%	1,709
4	Ahold Delhaize	Giant, Stop & Shop, Food Lion, Martin's	23	—	17,662	4.2%	1,249
5	Walmart	Walmart, Walmart Neighborhood Market	13	—	8,933	2.1%	1,770
6	Giant Eagle	Giant Eagle	11	1	7,810	1.8%	828
7	Sprouts Farmers Market	Sprouts Farmers Market	14	—	6,494	1.5%	421
8	TJX Companies	T.J. Maxx, HomeGoods, Marshalls, Sierra Trading	18	—	6,030	1.4%	516
9	Raley's	Raley's	4	—	3,884	0.9%	253
10	Dollar Tree	Dollar Tree, Family Dollar	32	4	3,454	0.8%	329
11	SUPERVALU	Cub Foods	5	—	3,244	0.8%	336
12	Subway Group	Subway	67	4	2,574	0.6%	100
13	Lowe's	Lowe's	3	1	2,469	0.6%	369
14	Anytime Fitness, Inc.	Anytime Fitness	29	2	2,405	0.6%	150
15	Kohl's Corporation	Kohl's	4	—	2,241	0.5%	365
16	Office Depot	Office Depot, OfficeMax	8	—	2,237	0.5%	179
17	Food 4 Less (PAQ)	Food 4 Less	2	—	2,215	0.5%	118
18	Save Mart	Save Mart Supermarkets, FoodMaxx, Lucky Supermarkets	5	—	2,174	0.5%	258
19	Starbucks Corporation	Starbucks	30	—	2,136	0.5%	49
20	Petco Animal Supplies, Inc.	Petco	10	1	2,136	0.5%	127
21	United Parcel Service	The UPS Store	55	8	2,072	0.5%	81
22	Great Clips, Inc.	Great Clips	60	7	2,000	0.5%	77
23	H&R Block, Inc.	H&R Block	52	2	1,998	0.5%	94
24	Pet Supplies Plus	Pet Supplies Plus	17	—	1,975	0.5%	139
25	Wells Fargo Financial	Wells Fargo Bank	13	1	1,962	0.4%	41
	Total		607	48	$157,383	37.0%	15,238
(1)Includes the prorated portion owned through our unconsolidated joint venture.

Phillips Edison & Company	37

Neighbors by Type and Industry(1)(2) Unaudited

Leased Square Feet by Neighbor Type

National & Regional: 35.7%
Grocery: 47.6%
Local: 16.7%

ABR
by Neighbor Type
Grocery:
33.4%
National &
Regional:
41.3%
Local:
25.3%

Leased Square Feet
by Neighbor Industry
Grocery:
47.6%
Retail
Stores:
24.4%
Services:
18.5%
Restaurant: 9.5%

ABR
by Neighbor Industry
Retail Stores: 22.3%
Grocery: 33.4%
Services: 27.2%
Restaurant: 17.1%

(1)We define national Neighbors as those Neighbors that operate in at least three states. Regional Neighbors are defined as those Neighbors that have at least three locations in fewer than three states.
(2)Includes the prorated portion owned through our unconsolidated joint venture.

Phillips Edison & Company	38

Properties by State(1) Dollars and square footage amounts in thousands (excluding per square foot amounts)

State	ABR	% ABR	ABR / Leased SF	GLA	% GLA	% Leased	Number of Properties
Florida	$51,345	12.1%	$13.75	3,893	12.5%	95.9%	49
California	44,829	10.5%	19.89	2,322	7.4%	97.0%	24
Georgia	36,469	8.6%	12.94	2,850	9.1%	98.9%	29
Texas	34,316	8.1%	16.77	2,106	6.7%	97.2%	18
Ohio	26,774	6.3%	10.60	2,617	8.4%	96.5%	21
Colorado	24,294	5.7%	17.59	1,408	4.5%	98.1%	12
Illinois	23,638	5.5%	15.38	1,637	5.2%	93.9%	14
Virginia	21,636	5.1%	16.59	1,363	4.4%	95.7%	13
Minnesota	17,706	4.1%	14.41	1,267	4.0%	97.0%	12
Massachusetts	16,120	3.8%	14.34	1,146	3.7%	98.0%	9
Pennsylvania	12,042	2.8%	12.21	1,004	3.2%	98.2%	6
Wisconsin	11,939	2.8%	11.32	1,061	3.4%	99.5%	9
Arizona	10,108	2.4%	14.12	736	2.4%	97.3%	6
South Carolina	9,448	2.2%	11.24	867	2.8%	96.9%	8
Maryland	9,264	2.2%	20.34	467	1.5%	97.4%	4
Nevada	8,828	2.1%	18.98	475	1.5%	98.0%	4
North Carolina	7,982	1.9%	12.26	659	2.1%	98.8%	10
Michigan	6,872	1.6%	9.53	723	2.3%	99.7%	5
Indiana	6,791	1.6%	8.65	832	2.7%	94.3%	5
Tennessee	5,750	1.4%	8.44	692	2.2%	98.4%	4
Connecticut	5,693	1.3%	13.98	422	1.3%	96.5%	4
New Mexico	5,451	1.3%	14.28	404	1.3%	94.5%	3
Kentucky	5,054	1.2%	10.13	502	1.6%	99.5%	3
Oregon	4,655	1.1%	15.32	314	1.0%	96.8%	4
Kansas	4,387	1.0%	12.02	376	1.2%	97.0%	3
New Jersey	4,126	1.0%	24.34	169	0.5%	100.0%	1
Washington	2,796	0.7%	16.17	173	0.6%	100.0%	2
Missouri	2,623	0.6%	11.99	222	0.7%	98.7%	2
Iowa	2,193	0.5%	8.57	360	1.2%	71.2%	3
New York	1,682	0.4%	11.00	163	0.5%	93.6%	1
Utah	451	0.1%	30.97	15	0.1%	100.0%	1
Total	$425,262	100.0%	$14.06	31,245	100.0%	96.8%	289
(1)Includes the prorated portion owned through our joint venture.

Phillips Edison & Company	39

New, Renewal, and Option Lease Summary Unaudited, dollars and square footage amounts in thousands (excluding per square foot amounts)

							Comparable Only
	Number of Leases Signed	GLA	ABR	ABR PSF(1)	Weighted-Average Lease Term (Years)	Cost of TI/TIA PSF(2)	Number of Leases	Increase in ABR PSF	Rent Spread %

TOTAL - NEW, RENEWAL, AND OPTION LEASES
Q2 2022	265	1,629	$22,611	$13.87	6.3	$7.43	198	$1.26	10.7%
Q1 2022	244	776	14,188	18.29	5.1	7.63	186	2.38	14.6%
Q4 2021	253	1,399	19,413	13.88	5.8	8.03	176	1.07	8.8%
Q3 2021	268	1,405	20,254	14.42	6.3	6.32	185	0.94	7.1%
Total	1,030	5,209	76,466	14.68	6.0	7.32	745	1.27	9.8%

NEW LEASES
Q2 2022	105	404	$7,479	$18.51	9.0	$28.31	38	$6.11	39.0%
Q1 2022	92	257	4,941	19.25	6.8	21.93	34	6.32	34.0%
Q4 2021	121	446	7,259	16.29	8.3	23.85	44	2.53	18.3%
Q3 2021	140	551	9,172	16.63	8.6	16.23	57	2.83	14.1%
Total	458	1,658	28,851	17.40	8.3	22.11	173	4.06	24.4%

RENEWAL LEASES
Q2 2022	120	263	$6,185	$23.56	4.2	$1.16	120	$2.97	14.4%
Q1 2022	128	292	6,514	22.27	3.9	0.99	128	2.85	14.7%
Q4 2021	108	591	7,324	12.40	4.5	1.29	108	0.90	7.8%
Q3 2021	97	334	6,201	18.56	5.4	0.47	97	1.51	8.9%
Total	453	1,479	26,224	17.73	4.5	1.02	453	1.79	11.2%

OPTION LEASES
Q2 2022	40	963	$8,948	$9.30	5.8	$0.35	40	$0.28	3.1%
Q1 2022	24	227	2,733	12.06	4.9	—	24	0.42	3.6%
Q4 2021	24	361	4,830	13.32	5.0	0.01	24	0.72	5.8%
Q3 2021	31	520	4,881	9.40	5.0	—	31	0.15	1.6%
Total	119	2,071	21,392	10.33	5.4	0.17	119	0.34	3.4%
(1)Per square foot amounts may not recalculate exactly based on other amounts presented within the table due to rounding.
(2)Excludes landlord work.

Phillips Edison & Company	40

Lease Expirations(1) Unaudited, square footage amounts in thousands

	Number of Leases	GLA Expiring	% of Leased GLA(2)	ABR PSF	% of ABR

TOTAL LEASES
MTM	68	206	0.7%	$16.72	0.8%
2022	248	798	2.6%	14.77	2.8%
2023	713	3,395	11.2%	14.59	11.6%
2024	803	4,364	14.4%	13.35	13.7%
2025	743	4,564	15.1%	13.47	14.5%
2026	825	4,477	14.8%	14.72	15.5%
2027	653	3,895	12.9%	13.54	12.4%
2028	291	2,062	6.8%	13.92	6.7%
2029	195	1,665	5.5%	14.38	5.6%
2030	138	1,125	3.7%	15.79	4.2%
2031	171	1,132	3.8%	16.07	4.3%
2032 +	248	2,566	8.5%	13.08	7.9%
Total leases	5,096	30,249	100.0%	$14.06	100.0%

ANCHOR LEASES
MTM	3	46	0.2%	$7.70	0.1%
2022	11	327	1.1%	6.53	0.5%
2023	62	2,011	6.6%	9.97	4.7%
2024	81	2,818	9.3%	9.05	6.0%
2025	83	3,272	10.8%	9.64	7.4%
2026	78	2,896	9.6%	10.10	6.9%
2027	75	2,643	8.7%	9.22	5.7%
2028	30	1,465	4.8%	9.33	3.2%
2029	31	1,250	4.1%	11.15	3.3%
2030	20	795	2.6%	12.99	2.4%
2031	27	756	2.6%	11.55	2.1%
2032 +	48	2,007	6.6%	9.78	4.6%
Anchor leases	549	20,286	67.0%	$9.83	46.9%

INLINE LEASES
MTM	65	160	0.5%	$19.30	0.7%
2022	237	471	1.5%	20.48	2.3%
2023	651	1,384	4.6%	21.29	6.9%
2024	722	1,546	5.1%	21.18	7.7%
2025	660	1,292	4.3%	23.19	7.1%
2026	747	1,581	5.2%	23.17	8.6%
2027	578	1,252	4.2%	22.66	6.7%
2028	261	597	2.0%	25.18	3.5%
2029	164	415	1.4%	24.10	2.3%
2030	118	330	1.1%	22.54	1.8%
2031	144	376	1.2%	25.18	2.2%
2032 +	200	559	1.9%	24.93	3.3%
Inline leases	4,547	9,963	33.0%	$22.66	53.1%
(1)Statistics include our wholly-owned properties and the prorated portion owned through our unconsolidated joint venture.
(2)Percentage amounts may not recalculate exactly based on other amounts presented within the table due to rounding.

Phillips Edison & Company	41

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
51st & Olive Square	Glendale, AZ	100%	Phoenix-Mesa-Chandler, AZ	1975 / 2007	88,225	100.0%	$904	$10.25	Fry's Food Stores	N/A
Alameda Crossing	Avondale, AZ	100%	Phoenix-Mesa-Chandler, AZ	2006	141,721	100.0%	2,571	18.14	Sprouts Farmers Market	JOANN; Uptown Jungle; Big 5 Sporting Goods
Arcadia Plaza	Phoenix, AZ	100%	Phoenix-Mesa-Chandler, AZ	1980	63,637	100.0%	1,461	22.96	Sprouts Farmers Market	N/A
Broadway Plaza	Tucson, AZ	100%	Tucson, AZ	1982 / 1995	84,298	87.5%	1,242	16.84	Sprouts Farmers Market	N/A
Southern Palms	Tempe, AZ	100%	Phoenix-Mesa-Chandler, AZ	1982	257,739	98.0%	3,138	12.42	Sprouts Farmers Market	Goodwill; Southwest Institute of Healing Arts; Habitat for Humanity ReStore; Planet Fitness; AutoZone
Sunburst Plaza	Glendale, AZ	100%	Phoenix-Mesa-Chandler, AZ	1970	100,437	95.5%	791	8.25	Fry's Food Stores	Retail Mayhem
Atwater Marketplace(1)	Atwater, CA	100%	N/A		—	—%	—	—	N/A	N/A
Boronda Plaza	Salinas, CA	100%	Salinas, CA	2003 / 2006	93,071	100.0%	2,194	23.57	Food 4 Less	N/A
Broadway Pavilion	Santa Maria, CA	100%	Santa Maria-Santa Barbara, CA	1987	142,944	100.0%	2,271	15.89	Food Maxx	Idler's Home; Party City
Central Valley Marketplace	Ceres, CA	100%	Modesto, CA	2005	82,397	100.0%	1,796	21.79	Food 4 Less	N/A
Commonwealth Square	Folsom, CA	100%	Sacramento-Roseville-Folsom, CA	1987	141,310	96.0%	2,029	14.96	Raley's	N/A
Contra Loma Plaza	Antioch, CA	100%	San Francisco-Oakland-Berkeley, CA	1989	74,616	93.5%	792	11.36	Lucky Supermarkets	N/A
Del Paso Marketplace	Sacramento, CA	100%	Sacramento-Roseville-Folsom, CA	2006	59,796	97.2%	1,466	25.23	Sprouts Farmers Market	N/A
Driftwood Village	Ontario, CA	100%	Riverside-San Bernardino-Ontario, CA	1985	95,421	100.0%	1,797	18.83	Food 4 Less	N/A
Herndon Place	Fresno, CA	100%	Fresno, CA	2005	95,370	97.3%	1,598	17.22	Save Mart Supermarkets	N/A
Laguna 99 Plaza	Elk Grove, CA	100%	Sacramento-Roseville-Folsom, CA	1992	89,188	100.0%	1,779	19.94	Walmart Neighborhood Market	California Backyard
North Point Landing	Modesto, CA	100%	Modesto, CA	1964 / 2008	152,769	96.5%	2,273	15.42	Walmart	N/A
Quartz Hill Towne Centre	Lancaster, CA	100%	Los Angeles-Long Beach-Anaheim, CA	1991 / 2012	110,306	100.0%	2,068	18.75	Vons	CVS
Red Maple Village	Tracy, CA	100%	Stockton, CA	2009	97,591	100.0%	2,582	26.45	Raley's	N/A
Riverlakes Village	Bakersfield, CA	100%	Bakersfield, CA	1997	92,212	100.0%	1,899	20.59	Vons	N/A
Rocky Ridge Town Center	Roseville, CA	100%	Sacramento-Roseville-Folsom, CA	1996	93,337	96.6%	2,695	29.88	Sprouts Farmers Market	BevMo!

Phillips Edison & Company	42

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Shasta Crossroads	Redding, CA	100%	Redding, CA	1989 / 2016	121,256	89.2%	$1,992	$18.41	Food Maxx	Panera Bread
Sierra Del Oro Towne Centre	Corona, CA	100%	Riverside-San Bernardino-Ontario, CA	1991	110,626	100.0%	2,130	19.25	Ralphs	Dollar Tree
Sierra Vista Plaza	Murrieta, CA	100%	Riverside-San Bernardino-Ontario, CA	1991	80,259	93.1%	1,805	24.17	Stater Bros Markets (shadow)	CVS
Sterling Pointe Center	Lincoln, CA	100%	Sacramento-Roseville-Folsom, CA	2004	136,020	98.4%	2,919	21.80	Raley's	N/A
Town & Country Village	Sacramento, CA	100%	Sacramento-Roseville-Folsom, CA	1950 / 2004	216,192	88.6%	3,788	19.78	Sprouts Farmers Market; Trader Joe's	T.J.Maxx; Ross Dress for Less; Bed Bath & Beyond; Ulta
Village One Plaza	Modesto, CA	100%	Modesto, CA	2007	105,658	100.0%	2,471	23.38	Raley's	N/A
Vineyard Center	Templeton, CA	100%	San Luis Obispo-Paso Robles, CA	2007	21,117	100.0%	663	31.37	Trader Joe's	N/A
West Acres Shopping Center	Fresno, CA	100%	Fresno, CA	1990	83,414	100.0%	921	11.04	Food Maxx	N/A
Windmill Marketplace	Clovis, CA	100%	Fresno, CA	2001	27,486	100.0%	903	32.86	Save Mart (shadow)	N/A
Arapahoe Marketplace	Greenwood Village, CO	100%	Denver-Aurora-Lakewood, CO	1977 / 1989	191,761	100.0%	4,370	22.79	Sprouts Farmers Market	The Tile Shop; Molly's Spirits; Crunch Fitness; Office Depot
Broadlands Marketplace	Broomfield, CO	100%	Denver-Aurora-Lakewood, CO	2002	103,883	100.0%	1,352	13.01	Safeway	N/A
Fairfield Commons	Lakewood, CO	100%	Denver-Aurora-Lakewood, CO	1985	143,276	99.0%	2,741	19.32	Sprouts Farmers Market	T.J.Maxx; Planet Fitness; Aaron's
Foxridge Plaza	Centennial, CO	100%	Denver-Aurora-Lakewood, CO	1983	53,988	91.8%	1,157	23.35	Kings Soopers (shadow)	N/A
Golden Town Center	Golden, CO	100%	Denver-Aurora-Lakewood, CO	1993 / 2003	117,882	100.0%	1,829	15.51	King Soopers	N/A
Kipling Marketplace	Littleton, CO	100%	Denver-Aurora-Lakewood, CO	1983 / 2009	90,124	100.0%	1,312	14.56	Safeway	N/A
Meadows on the Parkway	Boulder, CO	100%	Boulder, CO	1989	213,033	92.7%	3,631	18.39	Safeway	Walgreens; Dollar Tree; Regus
Nor'Wood Shopping Center	Colorado Springs, CO	100%	Colorado Springs, CO	2003	73,082	100.0%	1,122	15.35	Safeway	N/A
Roxborough Marketplace	Littleton, CO	100%	Denver-Aurora-Lakewood, CO	2005	101,622	98.1%	1,442	14.47	Safeway	N/A
Thompson Valley Towne Center	Loveland, CO	100%	Fort Collins, CO	1999	125,122	97.9%	2,214	18.07	King Soopers	Thompson Valley Liquor
Westwoods Shopping Center	Arvada, CO	100%	Denver-Aurora-Lakewood, CO	2003	90,855	100.0%	1,356	14.93	King Soopers	N/A
Wheat Ridge Marketplace	Wheat Ridge, CO	100%	Denver-Aurora-Lakewood, CO	1996	103,438	99.0%	1,768	17.26	Safeway	N/A
Everybody's Plaza	Cheshire, CT	100%	New Haven-Milford, CT	1960 / 2005	50,905	98.2%	957	19.14	Big Y	N/A
Montville Commons	Montville, CT	100%	Norwich-New London, CT	2007	116,916	98.3%	1,794	15.62	Stop & Shop	N/A

Phillips Edison & Company	43

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Stop & Shop Plaza	Enfield, CT	100%	Hartford-East Hartford-Middletown, CT	1988 / 1998	124,218	96.9%	$1,902	$15.80	Stop & Shop	N/A
Willimantic Plaza	Willimantic, CT	100%	Worcester, MA-CT	1968 / 1990	129,781	94.0%	1,040	8.53	BJ's Wholesale Club	N/A
Alico Commons	Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	2009	100,734	100.0%	1,702	16.89	Publix	Non Stop Fitness
Bloomingdale Hills	Riverview, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2002 / 2012	78,442	100.0%	756	9.64	Walmart Neighborhood Market	N/A
Breakfast Point Marketplace	Panama City Beach, FL	100%	Panama City, FL	2009 / 2010	97,938	100.0%	1,470	15.01	Publix	Office Depot
Broadway Promenade	Sarasota, FL	100%	North Port-Sarasota-Bradenton, FL	2007	49,271	91.7%	810	17.92	Publix	N/A
ChampionsGate Village	Davenport, FL	100%	Orlando-Kissimmee-Sanford, FL	2001	62,699	100.0%	955	15.23	Publix	N/A
Cocoa Commons	Cocoa, FL	100%	Palm Bay-Melbourne-Titusville, FL	1986	90,116	92.9%	1,088	13.00	Publix	N/A
Colonial Promenade	Winter Haven, FL	100%	Lakeland-Winter Haven, FL	1986 / 2008	280,228	99.5%	2,454	8.80	Walmart	N/A
Coquina Plaza	Southwest Ranches, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	1998	91,120	100.0%	1,826	20.04	Publix	N/A
Crosscreek Village	St. Cloud, FL	100%	Orlando-Kissimmee-Sanford, FL	2008	69,660	100.0%	1,095	15.72	Publix	N/A
Crystal Beach Plaza	Palm Harbor, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2010	59,015	100.0%	1,062	18.00	Publix	N/A
Deerwood Lake Commons	Jacksonville, FL	14%	Jacksonville, FL	2003	67,528	100.0%	1,186	17.57	Publix	N/A
French Golden Gate	Bartow, FL	100%	Lakeland-Winter Haven, FL	1960 / 2011	140,379	92.0%	1,627	12.60	Publix	Bealls Outlet; Walgreens
Golden Eagle Village	Clermont, FL	100%	Orlando-Kissimmee-Sanford, FL	2011	64,051	97.8%	1,000	15.97	Publix	N/A
Goolsby Pointe	Riverview, FL	14%	Tampa-St. Petersburg-Clearwater, FL	2000	75,525	100.0%	1,182	15.65	Publix	N/A
Harbour Village	Jacksonville, FL	100%	Jacksonville, FL	2006	113,069	96.7%	1,866	17.06	The Fresh Market	Crunch Fitness; Lionshare Cowork
Heath Brook Commons	Ocala, FL	100%	Ocala, FL	2002	79,590	100.0%	1,045	13.13	Publix	N/A
Heron Creek Towne Center	North Port, FL	100%	North Port-Sarasota-Bradenton, FL	2001	64,664	100.0%	873	13.49	Publix	N/A
Island Walk Shopping Center	Fernandina Beach, FL	100%	Jacksonville, FL	1987 / 2012	213,656	91.0%	1,991	10.24	Publix	Bealls; Bealls Outlet/Home Centric; Staples

Phillips Edison & Company	44

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Kings Crossing	Sun City Center, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2000 / 2018	75,020	98.4%	$1,179	$15.97	Publix	N/A
Lake Washington Crossing	Melbourne, FL	100%	Palm Bay-Melbourne-Titusville, FL	1987 / 2012	114,320	96.5%	1,543	13.99	Publix	BPC Plasma
Lakewood Plaza	Spring Hill, FL	14%	Tampa-St. Petersburg-Clearwater, FL	1993 / 1997	106,999	98.7%	1,432	13.56	Publix	JOANN
Lutz Lake Crossing	Lutz, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2002	64,986	100.0%	937	14.42	Publix	N/A
MetroWest Village	Orlando, FL	100%	Orlando-Kissimmee-Sanford, FL	1990	106,857	96.0%	1,736	16.93	Publix	N/A
Oakhurst Plaza	Seminole, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1974 / 2001	51,502	83.0%	502	11.74	Publix	N/A
Ocean Breeze Plaza	Ocean Breeze, FL	100%	Port St. Lucie, FL	1993 / 2010	96,192	98.3%	1,548	16.37	Publix	Just Believe Recovery Center
Orange Grove Shopping Center	North Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	1999	68,865	100.0%	831	12.07	Publix	N/A
Ormond Beach Mall	Ormond Beach, FL	100%	Deltona-Daytona Beach-Ormond Beach, FL	1967 / 2010	101,552	94.5%	1,241	12.93	Publix	Bealls Outlet; Dollar Floor; Dollar Tree
Park Place Plaza	Port Orange, FL	100%	Deltona-Daytona Beach-Ormond Beach, FL	1984	87,056	95.7%	984	11.82	N/A	Bealls
Parsons Village	Seffner, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1983 / 1994	78,041	100.0%	991	12.70	Southeastern Grocers	City Buffet; Family Dollar
Publix at Northridge	Sarasota, FL	14%	North Port-Sarasota-Bradenton, FL	2003	65,320	100.0%	1,227	18.79	Publix	N/A
Publix at Seven Hills	Spring Hill, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1991 / 2006	72,590	98.3%	900	12.61	Publix	N/A
Publix at St. Cloud	St. Cloud, FL	14%	Orlando-Kissimmee-Sanford, FL	2003	78,779	94.9%	1,106	14.79	Publix	N/A
Rockledge Square	Rockledge, FL	100%	Palm Bay-Melbourne-Titusville, FL	1985	72,440	100.0%	788	10.88	Publix	Health First Medical Group
Sanibel Beach Place	Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	2003	74,286	94.3%	836	11.92	Publix	N/A
Shoppes at Avalon	Spring Hill, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2009	62,786	94.9%	885	14.84	Publix	N/A
Shoppes at Glen Lakes	Weeki Wachee, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2008	66,600	100.0%	970	14.56	Publix	N/A

Phillips Edison & Company	45

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Shoppes of Lake Village	Leesburg, FL	100%	Orlando-Kissimmee-Sanford, FL	1987 / 1998	132,927	88.9%	$1,674	$14.17	Publix	Sproutfitters
Shoppes of Paradise Lakes	Miami, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	1999	83,597	98.3%	1,351	16.43	Publix	N/A
South Oaks Shopping Center	Live Oak, FL	100%	N/A	1976 / 2000	102,816	88.8%	656	7.19	N/A	Big Lots; Bealls Outlet; Farmers Home Furniture
St. Charles Plaza	Davenport, FL	100%	Lakeland-Winter Haven, FL	2007	65,000	100.0%	1,047	16.11	Publix	N/A
St. Johns Plaza	Titusville, FL	14%	Palm Bay-Melbourne-Titusville, FL	1985	115,112	98.8%	1,265	11.12	Publix	Skate Now; Floor Factory; Dollar Tree
The Oaks	Hudson, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1981	176,145	76.0%	1,588	11.87	Save-A-Lot	EoS Fitness; Ross Dress for Less; Five Below; Dollar Tree
Towne Centre at Wesley Chapel	Wesley Chapel, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2000	69,425	100.0%	1,004	14.47	Winn-Dixie	N/A
Valrico Commons	Valrico, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1986 / 2011	137,316	100.0%	2,196	15.99	Publix	Ross Dress for Less; Five Below
Vineyard Shopping Center	Tallahassee, FL	100%	Tallahassee, FL	2002	62,821	100.0%	741	11.80	Publix	N/A
West Creek Commons	Coconut Creek, FL	14%	Miami-Fort Lauderdale-Pompano Beach, FL	2003	58,537	95.8%	847	15.11	Publix	N/A
West Creek Plaza	Coconut Creek, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	2006 / 2013	37,616	95.2%	921	25.71	Publix (shadow)	N/A
Windover Square	Melbourne, FL	100%	Palm Bay-Melbourne-Titusville, FL	1984 / 2010	81,516	100.0%	1,250	15.34	Publix	Dollar Tree
Winter Springs Town Center	Winter Springs, FL	14%	Orlando-Kissimmee-Sanford, FL	2002	117,970	96.9%	1,933	16.91	Publix	The Zoo Health Club
Bartow Marketplace	Cartersville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1995	375,067	99.6%	2,727	7.30	Walmart	Lowe's
Bethany Village	Alpharetta, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2001	81,674	100.0%	1,152	14.10	Publix	N/A
Butler Creek	Acworth, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1989	101,597	98.8%	1,426	14.20	Kroger	N/A
Dean Taylor Crossing	Suwanee, GA	14%	Atlanta-Sandy Springs-Alpharetta, GA	2000	92,318	98.8%	1,219	13.37	Kroger	N/A
Evans Towne Centre	Evans, GA	100%	Augusta-Richmond County, GA-SC	1995	75,668	100.0%	1,048	13.86	Publix	N/A

Phillips Edison & Company	46

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Everson Pointe	Snellville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1999	81,428	100.0%	$1,077	$13.23	Kroger	N/A
Fairview Oaks	Ellenwood, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996	77,052	94.1%	947	13.06	Kroger	N/A
Flynn Crossing	Alpharetta, GA	14%	Atlanta-Sandy Springs-Alpharetta, GA	2004	95,002	100.0%	1,828	19.24	Publix	N/A
Grassland Crossing	Alpharetta, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996	90,906	100.0%	999	10.99	Kroger	N/A
Grayson Village	Loganville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2002	87,155	100.0%	1,232	14.14	Publix	N/A
Hamilton Mill Village	Dacula, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996	88,710	100.0%	1,323	14.91	Publix	N/A
Hamilton Ridge	Buford, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2002	90,996	100.0%	1,275	14.02	Kroger	N/A
Hickory Flat Commons	Canton, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2008	113,995	100.0%	1,457	12.78	Kroger	N/A
Loganville Town Center	Loganville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1997	85,078	91.3%	1,021	13.15	Publix	N/A
Mableton Crossing	Mableton, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1997	86,819	94.7%	1,037	12.60	Kroger	N/A
Macland Pointe	Marietta, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1992	79,699	98.5%	931	11.86	Publix	N/A
Market Walk	Savannah, GA	100%	Savannah, GA	2014 / 2015	263,829	100.0%	3,825	14.50	Kroger	Dick's Sporting Goods; Guitar Center; West Marine
Mountain Crossing	Dacula, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1997	96,884	100.0%	1,272	13.13	Kroger	N/A
Mountain Park Plaza	Roswell, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1988 / 2003	80,511	97.3%	985	12.57	Publix	N/A
Old Alabama Square	Johns Creek, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2000	102,867	99.5%	2,279	22.26	The Fresh Market	Walgreens
Paradise Crossing	Lithia Springs, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2000	67,470	100.0%	940	13.94	Publix	N/A

Phillips Edison & Company	47

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Richmond Plaza	Augusta, GA	14%	Augusta-Richmond County, GA-SC	1979	174,075	91.8%	$1,647	$10.31	N/A	Ashley HomeStore and Ashley Outlet; JOANN; Harbor Freight Tools; Chuck E. Cheese; Chow Time Buffet & Grill
Rivermont Station	Johns Creek, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2000	124,373	98.5%	1,768	14.43	Kroger	Kids Empire
Shiloh Square Shopping Center	Kennesaw, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996 / 2003	136,920	98.0%	1,683	12.55	Kroger	You Fit Health Clubs
Shops at Westridge	McDonough, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2006	72,420	100.0%	1,205	16.64	Publix	N/A
Southampton Village	Tyrone, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2003	77,894	100.0%	1,017	13.05	Publix	N/A
Spivey Junction	Stockbridge, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1998	81,475	96.3%	984	12.54	Kroger	N/A
Village At Glynn Place	Brunswick, GA	100%	Brunswick, GA	1992	111,924	100.0%	1,314	11.74	Publix	Goodwill
Villages at Eagles Landing	Stockbridge, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1995	67,019	100.0%	888	13.25	Publix	N/A
CitiCentre Plaza	Carroll, IA	100%	Carroll, IA	1991 / 1995	63,518	88.8%	426	7.54	Hy-Vee	N/A
Duck Creek Plaza	Bettendorf, IA	100%	Davenport-Moline-Rock Island, IA-IL	2005 / 2006	134,229	28.1%	834	22.12	N/A	N/A
Southgate Shopping Center	Des Moines, IA	100%	Des Moines-West Des Moines, IA	1972 / 2013	161,792	100.0%	934	5.77	Hy-Vee	Planet Fitness; Jay's CD & Hobby; BioLife Plasma Services; Dollar General
Baker Hill	Glen Ellyn, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1998	135,355	92.3%	1,893	15.15	Pete's Fresh Market	N/A
Brentwood Commons	Bensenville, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1981 / 2001	125,497	97.1%	1,643	13.48	Jewel-Osco	Dollar Tree
Burbank Plaza	Burbank, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1972 / 1995	99,453	100.0%	1,125	11.31	Jewel-Osco	dd's Discounts
College Plaza	Normal, IL	100%	Bloomington, IL	2002	175,741	100.0%	2,052	11.67	N/A	Bed Bath & Beyond; Ross Dress for Less; Office Depot; Michaels; Shoe Carnival; Sierra Trading Co.; Petco
Heritage Plaza	Carol Stream, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1988	128,870	100.0%	1,794	13.92	Jewel-Osco	Charter Fitness
Hilander Village	Roscoe, IL	100%	Rockford, IL	1994	120,694	94.4%	1,243	10.92	Schnucks	N/A

Phillips Edison & Company	48

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Hoffman Village	Hoffman Estates, IL	14%	Chicago-Naperville-Elgin, IL-IN-WI	1987	159,708	98.7%	$2,901	$18.40	Mariano's	Goodwill; Los Fernandez Taqueria
Naperville Crossings	Naperville, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2007 / 2016	151,203	93.0%	4,118	29.29	ALDI	N/A
Oak Mill Plaza	Niles, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1977	151,986	83.4%	1,764	13.91	Jewel-Osco	N/A
Rolling Meadows Shopping Center	Rolling Meadows, IL	14%	Chicago-Naperville-Elgin, IL-IN-WI	2010	130,212	96.2%	1,417	11.31	Jewel-Osco	Northwest Community Hospital; Dollar Tree
Savoy Plaza	Savoy, IL	100%	Champaign-Urbana, IL	1999 / 2007	140,624	97.9%	1,743	12.66	Schnucks	Goodwill; Friar Tuck Beverages
Shorewood Crossing	Shorewood, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2005	173,981	96.2%	2,490	14.88	Mariano's	Marshalls; Staples; Petco; Party City
The Shoppes at Windmill Place	Batavia, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1991 / 1997	122,176	91.6%	1,670	14.93	Jewel-Osco	N/A
The Shops of Uptown	Park Ridge, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2006	70,402	69.0%	1,499	30.87	Trader Joe's	N/A
Dyer Town Center	Dyer, IN	100%	Chicago-Naperville-Elgin, IL-IN-WI	2004 / 2005	102,415	100.0%	1,873	18.29	Jewel-Osco	N/A
Lafayette Square	Lafayette, IN	100%	Lafayette-West Lafayette, IN	1963 / 2001	250,314	82.5%	1,314	6.36	N/A	Rural King Supply; Big Lots
Riverplace Centre	Noblesville, IN	100%	Indianapolis-Carmel-Anderson, IN	1992	74,189	100.0%	748	10.08	Kroger	N/A
The Village Shopping Center	Mooresville, IN	100%	Indianapolis-Carmel-Anderson, IN	1965 / 1997	155,502	97.7%	888	5.85	Kroger	Black Friday - The Shopping Network; Mooresville Discount Mattress Outlet & More; Family Dollar; Player's Performance Factory
Town & Country Shopping Center	Noblesville, IN	100%	Indianapolis-Carmel-Anderson, IN	1998	249,833	100.0%	1,967	7.87	Walmart	Staples; Dollar Tree
Falcon Valley	Lenexa, KS	100%	Kansas City, MO-KS	2008 / 2009	76,784	100.0%	1,047	13.64	Price Chopper	N/A
Quivira Crossings	Overland Park, KS	100%	Kansas City, MO-KS	1997	123,198	96.3%	1,479	12.46	Price Chopper	N/A
Wyandotte Plaza	Kansas City, KS	100%	Kansas City, MO-KS	1961 / 2015	176,392	96.1%	1,862	10.99	Price Chopper	Marshalls; PetSmart; Dollar Tree
Central Station	Louisville, KY	100%	Louisville/Jefferson County, KY-IN	2005 / 2007	152,463	100.0%	1,596	10.47	Kroger	Planet Fitness
Meadowthorpe Manor Shoppes	Lexington, KY	100%	Lexington-Fayette, KY	1989 / 2008	114,801	100.0%	1,037	9.03	Kroger	N/A

Phillips Edison & Company	49

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Town Fair Center	Louisville, KY	100%	Louisville/Jefferson County, KY-IN	1988 / 1994	234,291	98.9%	$2,421	$10.44	N/A	Malibu Jack's; Staples; Michaels; Petco; Tuesday Morning
Atlantic Plaza	North Reading, MA	100%	Boston-Cambridge-Newton, MA-NH	1959 / 1973	126,384	100.0%	2,345	18.56	Stop & Shop	Cowabungas; One Stop Liquors
Carriagetown Marketplace	Amesbury, MA	100%	Boston-Cambridge-Newton, MA-NH	2000	96,472	94.4%	1,667	18.31	Stop & Shop	N/A
Cushing Plaza	Cohasset, MA	14%	Boston-Cambridge-Newton, MA-NH	1997	71,210	100.0%	1,324	18.60	Shaw's Supermarket	Walgreens
Five Town Plaza	Springfield, MA	100%	Springfield, MA	1970 / 2013	327,303	97.0%	4,059	12.78	Big Y	Burlington Coat Factory; Big Lots; Best Fitness
Northwoods Crossing	Taunton, MA	100%	Providence-Warwick, RI-MA	2003 / 2010	156,478	100.0%	2,007	12.83	BJ's Wholesale Club	Tractor Supply; Dollar Tree
Shaw's Plaza Easton	Easton, MA	100%	Providence-Warwick, RI-MA	1984 / 2004	104,923	100.0%	1,350	12.87	Shaw's Supermarket	Walgreens
Shaw's Plaza Hanover	Hanover, MA	100%	Boston-Cambridge-Newton, MA-NH	1994 / 2000	57,181	100.0%	832	14.54	Shaw's Supermarket	N/A
Shaw's Plaza Raynham	Raynham, MA	100%	Providence-Warwick, RI-MA	1965 / 1998	177,828	100.0%	2,689	15.12	Shaw's Supermarket	Marshalls; JOANN; PetSmart; CVS
Sudbury Crossing	Sudbury, MA	100%	Boston-Cambridge-Newton, MA-NH	1984	89,952	91.7%	985	11.94	Sudbury Farms (shadow)	T.J.Maxx; The Goddard School
Burwood Village Center	Glen Burnie, MD	100%	Baltimore-Columbia-Towson, MD	1971	105,834	100.0%	1,858	17.55	Food Lion	Dollar General; CVS
Collington Plaza	Bowie, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	1996	121,955	100.0%	2,589	21.23	Giant	N/A
LaPlata Plaza	La Plata, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2007	123,560	97.6%	2,539	21.06	Safeway	Petco
Rosewick Crossing	La Plata, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2008	116,054	92.3%	2,279	21.28	Giant	N/A
Bear Creek Plaza	Petoskey, MI	100%	N/A	1998 / 2009	311,920	100.0%	2,077	6.66	Walmart	Marshalls; OfficeMax; HomeGoods; JOANN; Goodwill
Cherry Hill Marketplace	Westland, MI	100%	Detroit-Warren-Dearborn, MI	1992 / 2000	120,568	100.0%	1,514	12.56	Kroger	Ace Hardware; CVS
Livonia Plaza	Livonia, MI	100%	Detroit-Warren-Dearborn, MI	1988	137,205	99.1%	1,670	12.28	Kroger	T.J.Maxx

Phillips Edison & Company	50

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Milan Plaza	Milan, MI	100%	Ann Arbor, MI	1960 / 1975	61,357	100.0%	$365	$5.94	Kroger	Ace Hardware
Orchard Square	Washington Township, MI	100%	Detroit-Warren-Dearborn, MI	1999	92,450	98.7%	1,246	13.66	Kroger	N/A
12 West Marketplace	Litchfield, MN	100%	N/A	1989	82,911	100.0%	367	4.43	Family Fare	Running's Farm and Fleet
Albertville Crossing	Albertville, MN	14%	Minneapolis-St. Paul-Bloomington, MN-WI	2002	99,013	90.5%	1,190	13.29	Coborn's	N/A
Cahill Plaza	Inver Grove Heights, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1995	69,000	100.0%	710	10.30	Cub Foods	N/A
Centennial Lakes Plaza	Edina, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1989 / 2012	195,319	94.5%	3,874	21.00	Whole Foods Market	HomeGoods; La-Z-Boy Furniture Galleries; Office Depot; JUUT SalonSpa
Crossroads of Shakopee	Shakopee, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1998	140,949	93.8%	1,954	14.78	Cub Foods	N/A
Hastings Marketplace	Hastings, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2002	97,535	100.0%	1,283	13.16	Cub Foods	N/A
New Prague Commons	New Prague, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2008	73,415	93.5%	1,063	15.49	Coborn's	N/A
Normandale Village	Bloomington, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1973	140,400	95.8%	1,753	13.03	Lunds & Byerlys	Ace Hardware
Northstar Marketplace	Ramsey, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2004	96,356	97.6%	1,478	15.71	Coborn's	N/A
Savage Town Square	Savage, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2003	87,181	100.0%	1,278	14.66	Cub Foods	N/A
Waterford Park Plaza	Plymouth, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1989	127,572	100.0%	1,624	12.73	Cub Foods	Tuesday Morning
West Village Center	Chanhassen, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1994	142,614	97.0%	2,156	15.59	Lunds & Byerlys	OfficeMax
South Oaks Plaza	St. Louis, MO	100%	St. Louis, MO-IL	1969 / 1987	112,300	100.0%	975	8.68	N/A	Kloss Furniture; Michaels; Walgreens
Southfield Center	St. Louis, MO	100%	St. Louis, MO-IL	1987	109,397	97.3%	1,648	15.48	Schnucks	N/A
Chapel Hill North Center	Chapel Hill, NC	100%	Durham-Chapel Hill, NC	1998	96,290	93.7%	1,440	15.96	Harris Teeter	N/A
Crossroads Plaza	Asheboro, NC	100%	Greensboro-High Point, NC	1984	51,440	100.0%	403	7.84	Food Lion	N/A
Cureton Town Center	Waxhaw, NC	100%	Charlotte-Concord-Gastonia, NC-SC	2006	95,577	100.0%	1,975	20.67	Harris Teeter	N/A

Phillips Edison & Company	51

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Edgecombe Square	Tarboro, NC	100%	Rocky Mount, NC	1990	81,070	100.0%	$391	$4.82	Food Lion	Farmers Home Furniture
Harrison Pointe	Cary, NC	14%	Raleigh-Cary, NC	2002	137,847	99.0%	1,981	14.52	Harris Teeter	Staples
Lumina Commons	Wilmington, NC	100%	Wilmington, NC	1974 / 2007	80,772	98.1%	1,237	15.60	Harris Teeter	N/A
Northside Plaza	Clinton, NC	100%	N/A	1982	79,865	100.0%	620	7.77	Food Lion	Farmers Home Furniture
The Shoppes at Ardrey Kell	Charlotte, NC	14%	Charlotte-Concord-Gastonia, NC-SC	2008	82,119	100.0%	1,428	17.39	Harris Teeter	N/A
Tramway Crossing	Sanford, NC	100%	Sanford, NC	1996	62,382	100.0%	726	11.64	Food Lion	N/A
Windsor Center	Dallas, NC	100%	Charlotte-Concord-Gastonia, NC-SC	1974 / 1996	80,540	100.0%	712	8.84	N/A	Southern States Cooperative; Route 74 Fitness; CVS
Plaza 23	Pompton Plains, NJ	100%	New York-Newark-Jersey City, NY-NJ-PA	1963 / 1997	169,478	100.0%	4,126	24.34	Super Stop & Shop	T.J.Maxx; HomeGoods
Coronado Center	Santa Fe, NM	100%	Santa Fe, NM	1964	116,005	87.9%	1,733	16.99	Trader Joe's	New Mexico Bike N Sport; Party City; Dollar Tree
Pavilions at San Mateo	Albuquerque, NM	100%	Albuquerque, NM	1997	148,749	94.6%	2,281	16.21	Walmart Neighborhood Market	Shoe Dept.; Old Navy; Boofys Best for Pets; Dollar Tree
Plaza Farmington	Farmington, NM	100%	Farmington, NM	2004	139,063	100.0%	1,437	10.34	Safeway	T.J.Maxx; Best Buy; Petco
Green Valley Plaza	Henderson, NV	100%	Las Vegas-Henderson-Paradise, NV	1978 / 1982	89,332	100.0%	1,909	21.37	Trader Joe's	Dollar Tree; Big 5 Sporting Goods
Rainbow Plaza	Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	1989 / 2019	144,845	97.9%	2,313	16.31	Albertsons	Home Depot (shadow); Ross Dress for Less
Southwest Marketplace	Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	2008	127,852	100.0%	2,680	20.96	Smith's	N/A
Sprouts Plaza	Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	1995 / 2019	112,580	94.3%	1,926	18.15	Sprouts Farmers Market	Home Depot (shadow): Goodwill; Advance Auto Parts
University Plaza	Amherst, NY	100%	Buffalo-Cheektowaga, NY	1980 / 1999	163,388	93.6%	1,682	11.00	Tops Markets	Amherst Theatre; DaVita Dialysis; NAPA Auto Parts
Beavercreek Towne Center	Beavercreek, OH	100%	Dayton-Kettering, OH	1994	366,767	97.5%	3,466	9.69	Fresh Thyme	Lowe's; Kohl's; Ashley Furniture HomeStore; T.J.Maxx; JOANN; Shoe Carnival
East Side Square	Springfield, OH	100%	Springfield, OH	2007	8,400	100.0%	152	18.08	Walmart (shadow)	N/A
Fairfield Crossing	Beavercreek, OH	100%	Dayton-Kettering, OH	1994	71,170	100.0%	1,382	19.42	Walmart (shadow)	Office Depot; Pet Supplies Plus

Phillips Edison & Company	52

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Fairlawn Town Centre	Fairlawn, OH	100%	Akron, OH	1962 / 1996	339,067	96.7%	$4,413	$13.46	Giant Eagle; Marc's	U.S. Post Office; Ashley Furniture HomeStore; HomeGoods; Lucky Shoes; Chuck E. Cheese; Pet Supplies Plus
Flag City Station	Findlay, OH	100%	Findlay, OH	1992	250,449	100.0%	1,456	5.81	Walmart	T.J.Maxx; PetSmart
Forest Park Square	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1988	92,824	100.0%	993	10.70	Kroger	N/A
Georgesville Square	Columbus, OH	14%	Columbus, OH	1996	270,045	100.0%	2,449	9.07	Kroger	Lowe's
Glenwood Crossing	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1999	101,021	100.0%	740	7.32	Kroger	Dollar Tree
Goshen Station	Goshen, OH	100%	Cincinnati, OH-KY-IN	1973 / 2003	53,802	100.0%	577	10.72	Kroger	N/A
Hartville Centre	Hartville, OH	100%	Canton-Massillon, OH	1988 / 2008	106,051	94.6%	1,187	11.84	Giant Eagle	N/A
Harvest Plaza	Akron, OH	100%	Akron, OH	1974 / 2000	75,866	100.0%	746	9.83	Giant Eagle	N/A
Lakewood City Center	Lakewood, OH	100%	Cleveland-Elyria, OH	1991	67,280	100.0%	1,149	17.08	Marc's	Pet Supplies Plus
Monfort Heights	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1987	54,920	100.0%	478	8.71	Kroger	N/A
Sheffield Crossing	Sheffield Village, OH	100%	Cleveland-Elyria, OH	1989	113,688	93.9%	1,495	14.01	Giant Eagle	N/A
Shoregate Town Center	Willowick, OH	100%	Cleveland-Elyria, OH	1958 / 2005	277,742	84.2%	2,168	9.27	Giant Eagle; Marc's	Planet Fitness; Ace Hardware; Dollar General; Pet Supplies Plus
Sidney Towne Center	Sidney, OH	100%	Sidney, OH	1981 / 2007	114,776	100.0%	543	4.73	Kroger	N/A
Snow View Plaza	Parma, OH	100%	Cleveland-Elyria, OH	1981	100,460	96.0%	1,273	13.19	Giant Eagle	Kumo Japanese
Southgate Center	Heath, OH	100%	Columbus, OH	1960 / 1997	209,280	97.5%	2,026	9.93	Giant Eagle	Licking County Humane Society; Dunham's Sports; Petco; Bin Mania
Sulphur Grove	Huber Heights, OH	100%	Dayton-Kettering, OH	2004	20,530	87.8%	292	16.20	Walmart (shadow)	N/A
Town & Country Center	Hamilton, OH	100%	Cincinnati, OH-KY-IN	1950	79,896	100.0%	582	7.28	N/A	Bargain Hunt; Variety Surplus; AutoZone
Trader Joe's Center	Dublin, OH	100%	Columbus, OH	1986	75,661	96.2%	1,313	18.05	Trader Joe's	N/A
East Burnside Plaza	Portland, OR	100%	Portland-Vancouver-Hillsboro, OR-WA	1955 / 1999	38,363	100.0%	756	19.70	Quality Food Centers	N/A
Highland Fair	Gresham, OR	100%	Portland-Vancouver-Hillsboro, OR-WA	1984 / 1999	72,195	100.0%	1,007	13.95	Safeway	N/A

Phillips Edison & Company	53

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Hilfiker Shopping Center	Salem, OR	100%	Salem, OR	1984 / 2011	38,558	100.0%	$729	$18.92	Trader Joe's	Petco
Sunset Shopping Center	Corvallis, OR	100%	Corvallis, OR	1998	164,796	93.9%	2,163	13.98	Safeway	BI-MART; The Car Pool Car Wash
Edgewood Towne Center	Edgewood, PA	100%	Pittsburgh, PA	1990	342,610	97.4%	4,133	12.38	Giant Eagle	Giant Eagle; Planet Fitness; Aaron's; BioLife Plasma Services; Citi Trends; Fox Beauty Supply
Fairview Plaza	New Cumberland, PA	100%	York-Hanover, PA	1992 / 1999	71,979	97.8%	965	13.70	Giant	N/A
Northtowne Square	Gibsonia, PA	14%	Pittsburgh, PA	1993	113,372	100.0%	1,047	9.24	Giant Eagle	N/A
Palmer Town Center	Easton, PA	100%	Allentown-Bethlehem-Easton, PA-NJ	2005	153,085	97.9%	2,638	17.61	Giant	Marshalls
Townfair Center	Indiana, PA	100%	Indiana, PA	1995 / 2010	218,610	100.0%	2,101	9.61	Giant Eagle	Lowe's; Michaels
Yorktown Centre	Millcreek Township, PA	100%	Erie, PA	1989 / 2013	201,409	98.0%	2,058	10.43	Giant Eagle	Saint Vincent Hospital; A Bridge to Independence
Centerpoint	Easley, SC	100%	Greenville-Anderson, SC	2002	72,287	100.0%	909	12.58	Publix	N/A
Hampton Village	Taylors, SC	100%	Greenville-Anderson, SC	1959 / 1998	133,688	98.9%	1,699	12.85	Publix	Burkes Outlet
Murray Landing	Columbia, SC	100%	Columbia, SC	2003	68,798	100.0%	1,033	15.01	Publix	N/A
North Pointe Plaza	North Charleston, SC	100%	Charleston-North Charleston, SC	1996	373,520	93.2%	2,530	7.27	Walmart	Rooms To Go Kids & Patio; Dollar Tree; Atlantic Bedding & Furniture; Petco; City Gear
Palmetto Pavilion	North Charleston, SC	100%	Charleston-North Charleston, SC	2003	66,428	100.0%	988	14.87	Publix	N/A
Stockbridge Commons	Fort Mill, SC	14%	Charlotte-Concord-Gastonia, NC-SC	2003 / 2012	99,473	100.0%	1,698	17.07	Harris Teeter	N/A
Summerville Galleria	Summerville, SC	100%	Charleston-North Charleston, SC	1989 / 2003	106,390	100.0%	1,398	13.14	Food Lion	N/A
The Fresh Market Commons	Pawleys Island, SC	100%	Georgetown, SC	2011	32,325	100.0%	653	20.21	The Fresh Market	N/A
Hamilton Village	Chattanooga, TN	100%	Chattanooga, TN-GA	1989	429,325	100.0%	3,284	7.65	Walmart; ALDI	Urban Air Adventure Park; Gabe's; Big Lots; JOANN; Boot Barn
Hickory Plaza	Nashville, TN	100%	Nashville-Davidson--Murfreesboro--Franklin, TN	1974 / 1986	72,136	97.3%	816	11.62	Kroger	N/A

Phillips Edison & Company	54

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Lynnwood Place	Jackson, TN	100%	Jackson, TN	1986 / 2013	96,666	96.9%	$838	$8.94	Kroger	Fitness 1440
Willowbrook Commons	Nashville, TN	100%	Nashville-Davidson--Murfreesboro--Franklin, TN	2005	93,600	93.8%	813	9.26	Kroger	N/A
Cinco Ranch at Market Center	Katy, TX	100%	Houston-The Woodlands-Sugar Land, TX	2007 / 2008	97,761	100.0%	1,837	18.79	Super Target (shadow)	HomeGoods; Michaels; OfficeMax
Commerce Square	Brownwood, TX	100%	Brownwood, TX	1969 / 2007	160,210	89.2%	1,325	9.27	ALDI	T.J.Maxx; Burkes Outlet; Harbor Freight Tools
Coppell Market Center	Coppell, TX	100%	Dallas-Fort Worth-Arlington, TX	2008	90,225	98.0%	1,441	16.30	Market Street United	N/A
Hickory Creek Plaza	Denton, TX	100%	Dallas-Fort Worth-Arlington, TX	2007	28,132	100.0%	691	24.58	Kroger (shadow)	N/A
Kirkwood Market Place	Houston, TX	100%	Houston-The Woodlands-Sugar Land, TX	1979 / 2008	80,220	100.0%	1,533	19.11	Sprouts Farmers Market	N/A
Kleinwood Center	Spring, TX	100%	Houston-The Woodlands-Sugar Land, TX	2003	152,900	98.2%	3,074	20.47	H-E-B	N/A
Mansfield Market Center	Mansfield, TX	100%	Dallas-Fort Worth-Arlington, TX	2015	55,400	100.0%	1,377	24.86	Sprouts Farmers Market	N/A
Mayfair Village	Hurst, TX	100%	Dallas-Fort Worth-Arlington, TX	1981 / 2004	230,234	98.8%	2,633	11.58	Tom Thumb	Ollie's Bargain Outlet; Burkes Outlet; Planet Fitness
McKinney Market Street	Mckinney, TX	100%	Dallas-Fort Worth-Arlington, TX	2003	96,830	100.0%	2,022	20.88	Market Street United	N/A
Murphy Marketplace	Murphy, TX	100%	Dallas-Fort Worth-Arlington, TX	2008 / 2015	227,203	97.5%	4,917	22.19	Sprouts Farmers Market	24 Hour Fitness; Michaels
Northpark Village	Lubbock, TX	100%	Lubbock, TX	1990	70,479	96.6%	708	10.41	United Supermarkets	N/A
Oak Meadows Marketplace	Georgetown, TX	100%	Austin-Round Rock-Georgetown, TX	2018	78,841	92.4%	1,331	18.27	Randalls	N/A
Plano Market Street	Plano, TX	100%	Dallas-Fort Worth-Arlington, TX	2009	166,978	97.1%	3,511	21.65	Market Street United	Toni & Guy Academy
Seville Commons	Arlington, TX	100%	Dallas-Fort Worth-Arlington, TX	1987	112,421	100.0%	1,596	14.20	Walmart Neighborhood Market	N/A
Spring Cypress Village	Houston, TX	100%	Houston-The Woodlands-Sugar Land, TX	1982 / 2007	102,758	93.0%	1,794	18.78	Sprouts Farmers Market	Spec's Liquor; Lumiere Nail Studios & Salon Park
Stone Gate Plaza	Crowley, TX	100%	Dallas-Fort Worth-Arlington, TX	2003	90,675	100.0%	1,072	11.82	Kroger	N/A
Suntree Square	Southlake, TX	100%	Dallas-Fort Worth-Arlington, TX	2000	99,269	95.9%	1,447	15.20	Tom Thumb	N/A
Towne Crossing Shopping Center	Mesquite, TX	100%	Dallas-Fort Worth-Arlington, TX	1984	165,419	97.3%	2,006	12.47	Kroger	WSS; Citi Trends; Kids Empire; CSL Plasma

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Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Hillside - West	Hillside, UT	100%	N/A	2006	14,550	100.0%	$451	$30.97	N/A	Walgreens
Ashburn Farm Market Center	Ashburn, VA	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2000	91,905	91.6%	2,566	30.47	Giant	N/A
Birdneck Shopping Center	Virginia Beach, VA	100%	Virginia Beach-Norfolk-Newport News, VA-NC	1987	65,554	100.0%	612	9.33	Food Lion	N/A
Cascades Overlook	Sterling, VA	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2016	150,843	91.2%	4,028	29.28	Harris Teeter	N/A
Courthouse Marketplace	Virginia Beach, VA	100%	Virginia Beach-Norfolk-Newport News, VA-NC	2005	106,863	100.0%	1,835	17.17	Harris Teeter	N/A
Dunlop Village	Colonial Heights, VA	100%	Richmond, VA	1987	77,315	100.0%	755	9.77	Food Lion	Ace Hardware
Lakeside Plaza	Salem, VA	100%	Roanoke, VA	1988	82,894	92.6%	873	11.37	Kroger	NAPA Auto Parts
Nordan Shopping Center	Danville, VA	100%	Danville, VA	1961 / 2002	135,358	97.8%	958	7.24	Walmart Neighborhood Market	Big Lots; It's Fashion Metro; One Stop; Dept. of Social Services
Statler Square	Staunton, VA	100%	Staunton, VA	1989	134,660	92.9%	1,167	9.32	Kroger	Staples; Petco
Staunton Plaza	Staunton, VA	100%	Staunton, VA	2006	80,266	100.0%	1,451	18.08	Martin's	N/A
Stonewall Plaza	Winchester, VA	100%	Winchester, VA-WV	2007	118,584	90.7%	2,304	21.43	Martin's	Dollar Tree
Village at Waterford	Midlothian, VA	100%	Richmond, VA	1991	78,611	95.9%	695	9.22	Food Lion	N/A
Waynesboro Plaza	Waynesboro, VA	100%	Staunton, VA	2005	76,534	100.0%	1,359	17.75	Martin's	N/A
Winchester Gateway	Winchester, VA	100%	Winchester, VA-WV	2006	163,585	96.9%	3,034	19.13	Martin's	East Coast Gymnastics and Cheer
Claremont Village	Everett, WA	100%	Seattle-Tacoma-Bellevue, WA	1994 / 2012	86,497	100.0%	1,484	17.15	Quality Food Centers	Ace Hardware
The Orchards	Yakima, WA	100%	Yakima, WA	2002	86,407	100.0%	1,312	15.18	Rosauers Supermarkets	N/A
Fairacres Shopping Center	Oshkosh, WI	100%	Oshkosh-Neenah, WI	1992 / 2013	85,523	100.0%	987	11.54	Pick 'n Save	O-Town Iron
Franklin Centre	Franklin, WI	100%	Milwaukee-Waukesha, WI	1994 / 2009	120,068	100.0%	1,124	9.36	Pick 'n Save	Galleria Furniture
Glenwood Crossings	Kenosha, WI	100%	Chicago-Naperville-Elgin, IL-IN-WI	1992	87,115	98.2%	1,079	12.62	Pick 'n Save	Dollar Tree
Greentree Centre	Racine, WI	100%	Racine, WI	1989 / 1994	82,141	98.1%	1,129	14.01	Pick 'n Save	N/A
Kohl's Onalaska	Onalaska, WI	100%	La Crosse-Onalaska, WI-MN	1992 / 1993	86,432	100.0%	581	6.72	N/A	Kohl's

Phillips Edison & Company	56

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Market Place at Pabst Farms	Oconomowoc, WI	100%	Milwaukee-Waukesha, WI	2005	109,438	97.7%	$1,951	$18.24	Metro Market	N/A
Point Loomis	Milwaukee, WI	100%	Milwaukee-Waukesha, WI	1965 / 1991	167,533	100.0%	1,063	6.34	Pick 'n Save	Kohl's
Village Center	Racine, WI	100%	Racine, WI	2002 / 2003	240,847	100.0%	2,742	11.39	Festival Foods	Kohl's; Ulta
Village Square of Delafield	Delafield, WI	100%	Milwaukee-Waukesha, WI	2007	81,639	100.0%	1,283	15.72	Pick 'n Save	N/A
Total					33,145,636	96.9%	$451,328	$14.06
(1)Property represents an undeveloped parcel of land.

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Components of Net Asset Value Unaudited, dollars and shares in thousands

	Three Months Ended June 30, 2022	Supplement Page		As of June 30, 2022	Supplement Page

NOI FOR REAL ESTATE INVESTMENTS(1)	$95,124	20	OTHER ASSETS
			Cash and cash equivalents	$24,657	13
ADJUSTMENTS TO NOI			Restricted cash	19,030	13
NOI adjustments for Q2 acquisitions/dispositions(2)	168		Accounts receivable, net	34,499	22
			Prepaid expenses and other assets	15,170	22
Quarterly impact of ABR from leases signed but not yet paying rent as of June 30, 2022	3,767		Derivative assets	12,698	22
			Investment in third parties	3,000	22
Pro rata NOI from Joint Ventures	1,088	21	Investment in marketable securities	7,624	22
			Total value of other assets	$116,678
INVESTMENT MANAGEMENT BUSINESS
Fees and management income(3)	$4,781	14	LIABILITIES
Property operating expenses related to fees and management income	1,287	20	Debt obligations	$1,895,109	28
			Derivative liability	52	13
Share of joint venture income (loss) recorded in Other Income (Expense), Net	1,228	23	Accounts payable and other liabilities	92,856	22
			Total value of liabilities	$1,988,017

			EQUITY
			Common shares and OP units outstanding(4)	130,342	27

			JOINT VENTURES
			Pro rata share of debt	$24,358	29

			DEVELOPMENT AND REDEVELOPMENT
			Costs incurred to date	$38,652	25
			Estimated remaining costs to be incurred	20,867	25
			Underwritten incremental unlevered yield	10%-12%	25

(1)Represents total operating revenues, adjusted to exclude non-cash revenue items and lease buyout income, less property operating expenses and real estate taxes for all real estate properties.
(2)Removes NOI related to disposed properties and adjusts NOI for acquired properties to represent a full period.
(3)Includes $2.5 million of realized performance income related to the achievement of certain performance targets in our NRP joint venture.
(4)Excludes 0.8 million shares issued through the ATM subsequent to June 30, 2022.

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Glossary of Terms

Term	Definition
Anchor space	A space greater than or equal to 10,000 square feet of gross leasable area (GLA).

Annualized base rent (ABR)	Refers to the monthly contractual base rent as of the end of the applicable reporting period multiplied by twelve months.

ABR Per Square Foot (PSF)	ABR divided by leased GLA. Increases in ABR PSF can be an indication of our ability to create rental rate growth in our centers, as well as an indication of demand for our spaces, which generally provides us with greater leverage during lease negotiations.

Comparable lease	Refers to a lease with consistent terms that is executed for substantially the same space that has been vacant less than twelve months.

Comparable rent spread
Calculated as the percentage increase or decrease in first-year ABR (excluding any free rent or escalations) on new, renewal, and option leases where the lease was considered a comparable lease. This metric provides an indication of our ability to generate revenue growth through leasing activity.

Cost of executing new leases	Refers to certain costs associated with new leasing, namely, tenant improvement costs and tenant concessions.

EBITDAre, and Adjusted EBITDAre (collectively, “EBITDAre metrics”)(1)
Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP before: (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains or losses from disposition of depreciable property; and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
To arrive at Adjusted EBITDAre, we exclude certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i) changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) amortization of basis differences in our investments in our unconsolidated joint ventures; (iv) transaction and acquisition expenses; and (v) realized performance income.
We use EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow us to compare earnings independent of capital structure and evaluate debt leverage and fixed cost coverage.

Equity market capitalization	The total dollar value of all outstanding shares using the closing price for the applicable date.

Grocer health ratio	Amount of annual rent and expense recoveries paid by the Neighbor as a percentage of gross sales. Low grocer health ratios provide us with the knowledge to manage our rents effectively while seeking to ensure the financial stability of our grocery anchors.

Gross leasable area (GLA)	The total occupied and unoccupied square footage of a building that is available for Neighbors or other retailers to lease.

Inline space	A space containing less than 10,000 square feet of GLA.

Leased occupancy
Calculated as the percentage of total GLA for which a lease has been signed regardless of whether the lease has commenced or the Neighbor has taken possession. High occupancy is an indicator of demand for our spaces, which generally provides us with greater leverage during lease negotiations.

Nareit	National Association of Real Estate Investment Trusts.

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Glossary of Terms
Nareit Funds from operations (FFO), Core FFO, and Adjusted FFO(1)
Nareit defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures; and (iv) adjustments for unconsolidated partnerships and joint ventures, calculated to reflect FFO on the same basis. We believe FFO provides insight into our operating performance as it excludes certain items that are not indicative of such performance.
Core FFO is calculated as Nareit FFO attributable to stockholders and OP unit holders adjusted to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) amortization of unconsolidated joint venture basis differences; (iv) gains or losses on the extinguishment or modification of debt and other; (v) other impairment charges; (vi) transaction and acquisition expenses; and (vii) realized performance income. Core FFO provides further insight into the sustainability of our operating performance and provides an additional measure to compare our performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss).
Adjusted FFO is calculated as Core FFO adjusted to exclude: (i) straight-line rent and non-cash adjustments, such as amortization of market lease adjustments, debt discounts, deferred financing costs, and market debt adjustments; (ii) recurring capital expenditures, tenant improvement costs, and leasing commissions; (iii) non-cash share-based compensation expenses; and (iv) our prorated share of the aforementioned adjustments for our unconsolidated joint ventures. Adjusted FFO provides further insight into our portfolio performance by focusing on the revenues and expenditures directly involved in our operations and the management of our entire real estate portfolio. Recurring property-related capital expenditures are costs to maintain properties and their common areas, including new roofs, paving of parking lots, and other general upkeep items, and recurring corporate capital expenditures are primarily costs for computer software and equipment.

Neighbor	In reference to one of our tenants.

Net debt	Total debt, excluding discounts, market adjustments, and deferred financing expenses, less cash and cash equivalents.

Net debt to adjusted EBITDAre(1)
Calculated by dividing net debt by Adjusted EBITDAre (included on an annualized basis within the calculation). It provides insight into our leverage rate based on earnings and is not impacted by fluctuations in our equity price.

Net debt to total enterprise value(1)	Ratio is calculated by dividing net debt by total enterprise value. It provides insight into our capital structure and usage of debt.

Net operating income (NOI)(1)
Calculated as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. NOI provides insight about our financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss).

Portfolio retention rate
Calculated by dividing (i) the total square feet of retained Neighbors with current period lease expirations by (ii) the total square feet of leases expiring during the period. The portfolio retention rate provides insight into our ability to retain Neighbors at our shopping centers as their leases approach expiration. Generally, the costs to retain an existing Neighbor are lower than costs to replace with a new Neighbor.

Recovery rate
Calculated by dividing (i) total recovery income by (ii) total recoverable expenses during the period. A high recovery rate is an indicator of our ability to recover certain property operating expenses and capital costs from our Neighbors.

Redevelopment
Larger scale projects that typically involve substantial demolition of a portion of the shopping center to accommodate new retailers. These projects typically are accompanied with new construction and site infrastructure costs.

Same-Center	Refers to a property, or portfolio of properties, that has been owned and operational for the entirety of each reporting period (i.e., since January 1, 2021).

Total enterprise value	Net debt plus equity market capitalization on a fully diluted basis.

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Glossary of Terms
Underwritten incremental unlevered yield	Reflects the yield we target to generate from a project upon expected stabilization and is calculated as the estimated incremental NOI for a project at stabilization divided by its estimated net project investment. The estimated incremental NOI is the difference between the estimated annualized NOI we target to generate by a project upon stabilization and the estimated annualized NOI without the planned improvements. Underwritten incremental unlevered yield does not include peripheral impacts, such as lease rollover risk or the impact on the long term value of the property upon sale or disposition. Actual incremental yields may vary from our underwritten incremental yield range based on the actual total cost to complete a project and its actual incremental NOI at stabilization.
(1)Supplemental, non-GAAP performance measures. See the "Introductory Notes" section above for more information on the limitations of non-GAAP performance measures.

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Investor Information

ANALYST COVERAGE
Bank of America Merrill Lynch	Craig Schmidt	craig.schmidt@bofa.com
Bank of Montreal	Juan Sanabria	Juan.sanabria@bmo.com
Compass Point, LLC	Floris van Dijkum	fvandijkum@compasspointllc.com
Credit Suisse Securities LLC	Tayo Okusanya	tayo.okusanya@credit-suisse.com
GreenStreet	Paulina Rojas-Schmidt	projasschmidt@greenstreet.com
JPMorgan	Michael Mueller	michael.w.mueller@jpmorgan.com
KeyBanc	Todd Thomas	tthomas@key.com
Mizuho Securities USA	Haendel St. Juste	Haendel.St.Juste@mizuhogroup.com
Morgan Stanley	Richard Hill	Richard.Hill1@morganstanley.com
Wolfe Research	Andrew Rosivach	ARosivach@wolferesearch.com

CONTACT INFORMATION

Investor Relations
Kimberly Green
kgreen@phillipsedison.com
(513) 538-4380

Stephanie Hout
shout@phillipsedison.com
(513) 746-2594

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